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                                                                    EXHIBIT 10.3
MASTER REPURCHASE
AGREEMENT

September 1996 Version

Dated as of     February 28, 2003

Between:        DSHI GREEN, INC., as Seller

and             GREENWICH CAPITAL FINANCIAL PRODUCTS, INC, as Buyer

1.      APPLICABILITY

        From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.      DEFINITIONS

        (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election,
                (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

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        (b)     "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

        (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

        (d) "Buyer's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

        (e)     "Confirmation", the meaning specified in Paragraph 3(b) hereof;

        (f) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

        (g) "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

        (h)     "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

        (i) "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

        (j) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

        (k) "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

        (l) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

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        (m)     "Prime Rate", the prime rate of U.S. commercial banks as
                published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

        (n) "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

        (o) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and
                (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

        (p) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

        (q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

        (r) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

        (s) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

        (t) "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.      INITIATION; CONFIRMATION; TERMINATION

        (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

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        (b)     Upon agreeing to enter into a Transaction hereunder, Buyer or
                Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

        (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.      MARGIN MAINTENANCE

        (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

        (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not

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                exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

        (c) If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

        (d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

        (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

        (f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

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5.      INCOME PAYMENTS

        Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.      SECURITY INTEREST

        Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.      PAYMENT AND TRANSFER

        Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

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8.      SEGREGATION OF PURCHASED SECURITIES

        To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

          Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

          *Language to be used under 17 C.F.R B403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

          **Language to be used under 17 C.F.R. B403.5(d) if Seller is a financial institution.

9.      SUBSTITUTION

        (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

        (b) In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

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10.     REPRESENTATIONS

        Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.     EVENTS OF DEFAULT

        In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

        (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

        (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a)

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                of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

        (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

        (d) If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

                (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

                (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

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        Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

        (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

        (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

        (g) The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

        (h) To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

        (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

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12.     SINGLE AGREEMENT

        Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.     NOTICES AND OTHER COMMUNICATIONS

        Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.     ENTIRE AGREEMENT; SEVERABILITY

        This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.     NON-ASSIGNABILITY; TERMINATION

        (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

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        (b)     Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.     GOVERNING LAW

        This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.     NO WAIVERS, ETC.

        No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.     USE OF EMPLOYEE PLAN ASSETS

        (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

        (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

        (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.     INTENT

        (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

        (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

        (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

        (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

20.     DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

        The parties acknowledge that they have been advised that:

        (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

        (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

        (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

                                        BUYER:

                                        GREENWICH CAPITAL FINANCIAL
                                        PRODUCTS, INC

                                        By:    /s/ Steven K. Palmer
                                              ----------------------
                                        Name:  Steven K. Palmer
                                        Title: Senior Vice President

                                        SELLER:

                                        DSHI GREEN, INC.,
                                        a Delaware corporation

                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                        BUYER:

                                        GREENWICH CAPITAL FINANCIAL
                                        PRODUCTS, INC.

                                        By:
                                              ----------------------------------
                                        Name:  Steven K. Palmer
                                        Title: Senior Vice President

                                        SELLER:

                                        DSHI GREEN, INC.,
                                        a Delaware corporation

                                        By:    /s/ Mark T. Briggs
                                              ----------------------
                                        Name:  MARK T. BRIGGS
                                        Title: VICE PRESIDENT

                                   ANNEX I TO
                           MASTER REPURCHASE AGREEMENT

                        Supplemental Terms and Conditions

        This Annex I forms a part of the Master Repurchase Agreement dated as of February 28, 2003, between DSHI GREEN, INC., a Delaware corporation, as seller, and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as buyer (as amended, modified and in effect from time to time, including each Annex thereto, the (or this) "Agreement"). Capitalized terms used in this Annex I without definition shall have the respective meanings assigned to such terms in the Agreement. This Annex I is intended to supplement the Agreement and shall, wherever possible, be interpreted so as to be consistent with the Agreement; however, in the event of any conflict or inconsistency between the provisions of this Annex I, on the one hand, and the provisions of the Agreement, on the other, the provisions of this Annex I shall govern and control. All references in the Agreement to "the Agreement" shall be deemed to mean and refer to the Agreement, as supplemented and modified by this Annex I or as otherwise modified after the date hereof.

1.      OTHER APPLICABLE ANNEXES

        In addition to this Annex I, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder:

        Annex II -Names and Addresses for Communications Between Parties.

2.      ADDITIONAL AND SUBSTITUTE DEFINITIONS

        (a) In addition to the terms defined in the Agreement, the following terms shall have the respective meanings set forth below:

                "Accepted Servicing Practices" shall mean with respect to any Purchased Loan, those mortgage or mezzanine loan servicing practices of prudent lending institutions which service loans of the same type as such Purchased Loan in the jurisdiction where the related underlying real estate directly or indirectly securing such Purchased Loan is located, and in any event shall require the servicer of such Purchased Loan to service such Purchased Loan (a) in accordance with (i) applicable laws, (ii) the terms and provisions of the Purchased Loan and the Transaction Documents, and (iii) the customary and usual standards of practice of prudent institutional commercial mortgage loan servicers, and (b) to the extent consistent with the foregoing requirements, in the same manner in which such servicer services commercial mezzanine loans, participation interests or preferred equities, as applicable, for other third party portfolios of mezzanine loans, participation interests or preferred equities, as applicable, similar to the Purchased Loans, but without regard to any relationship which such servicer or any Affiliate of such servicer may have with the related Purchased Loan Borrower or Underlying Borrower or any Affiliate of such Purchased Loan Borrower or Underlying Borrower or to such servicer's or its Affiliates right to receive compensation for its services or its interest, or that of its Affiliates, in the Purchased Loans (including, in the case where the Purchased Loan is serviced by Seller or its Affiliates, the right, title and interest of Seller in the Purchased Loans or under the Transactions Documents).

                "Accelerated Repurchase Date" shall have the meaning specified in Section 15 of this Annex I.

                "Additional Collateral" shall have the meaning specified in
        Section 4(a) of this Annex I.

                "Adjusted Par Value" shall mean, with respect to any Purchased Loans, an amount determined as (a) the Purchase Price divided by the Original Purchase Percentage for such Purchased Loans, minus (b) the Principal Payments made with respect to such Purchased Loans after the Purchase Date.

                "Adverse Market Change" shall have the meaning specified in
        Section 3(b) of this Annex I.

                "Affiliate" shall mean, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative thereto.

                "Agreement" shall have the meaning specified in the introductory paragraph of this Annex I.

                "Alternative Rate" shall mean, for any Pricing Rate Period or portion thereof with respect to any Transaction, an annual rate equal to the sum of (i) the Federal Funds Effective Rate (as defined below) as of the first day of such Pricing Rate Period plus (ii) 200 basis points, plus (iii) the relevant Applicable Spread for such Transaction. For purposes of the foregoing, the "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Buyer from three Federal funds brokers of recognized standing selected by the Buyer in its sole discretion.

                "Alternative Rate Transaction" shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate.

                "Applicable Spread" shall mean, with respect to a Transaction involving Purchased Loans in any Collateral Type Grouping, (i) so long as no Event of Default shall have occurred and be continuing, the incremental per annum rate (expressed as a number of "basis points", each basis point being equivalent to 1/100 of 1%) specified in Schedule I-A attached to this Annex I as being the "Applicable Spread" for Purchased Loans in such Collateral Type Grouping, provided that after the occurrence and during the continuance of an Event of Default, the Applicable Spread shall be the sum of (A) the applicable incremental per annum rate described in clause (i) of this definition plus (B) an additional 500 basis points (5.0%).

                "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of the Mortgage.

                "Breakage Costs" shall mean, with respect to any Purchased Loan, any amount necessary to compensate Buyer and any Funding Party (as defined below) for any losses or costs (including, without limitation, the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Buyer's or such Funding Party's reinvestment rate and the Pricing Rate) if the Purchased Loan, or any portion thereof, is repurchased for any reason whatsoever on any date other than a Remittance Date. For purposes of the foregoing definition, a "Funding Party" means any bank or other entity, if any, which is indirectly or directly funding Buyer with respect to the Transactions or the Purchased Loans under the Agreement, in whole or in part, including, without limitation, any direct or indirect assignee of, or participant in, the Transactions or the Purchased Loans.

                "Business Day" shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York, Florida, or Illinois are authorized or obligated by law or executive order to be closed.

                "Buyer" shall mean Greenwich Capital Financial Products, Inc., or any successor.

                "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and all equivalent equity ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

                "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations either (i) are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, or (ii) constitute liabilities under any tax retention operating lease or so-called "synthetic" lease transaction, or any obligations arising with respect to any other similar transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

                "Cash Management Account" shall mean a segregated interest bearing account, in the name of Buyer, established at the Depository.

                "CF Sweep Event" shall mean, with respect to any Purchased Loan as of any date, a determination by Buyer that (i) the aggregate Repurchase Price of such Purchased Loan as of such date exceeds (ii) the product obtained by multiplying the aggregate Market Value of such Purchased Loan as of such date by the "CF Sweep Percentage" for such Purchased Loan, as set forth in Schedule I-A attached to this Annex I.

                "Change of Control" shall mean any of the following events have occurred:

                        (i) Sponsor ceases to manage and control the affairs of Seller and own, directly or indirectly, 100% of the issued share capital, warrants and rights to acquire limited liability company interests of the Seller; or

                        (ii) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more members of the Immediate Family of the late Leonard Miller (and/or trusts or other entities for his and/or their exclusive benefit), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50 percent or more of the equity securities of Sponsor entitled to vote for members of the board of directors or equivalent governing body of Sponsor on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                        (iii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Sponsor cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause
                (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                        (iv) any two of Jeff Kransoff, Steve Saiontz and Stuart Miller cease for any reason to be associated with Sponsor, such that they are neither senior executives of Sponsor nor members of the Board of Directors of Sponsor.

                "Collateral Bankruptcy Event" means, with respect to each Purchased Loan, the occurrence of any of the following: (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (a) liquidation, reorganization or other relief in respect of the Mortgagor or the borrower under the Purchased Loan or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Mortgagor or the borrower under the Purchased Loan or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, (ii) the Mortgagor or borrower under the Purchased Loan shall (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in this clause, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Mortgagor or borrower under the Purchased Loan or for a substantial part of its assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) take any action for the purpose of effecting any of the foregoing, or (iii) the Mortgagor or the borrower under the Purchased Loan shall admit in writing or fail generally to pay its debts as they become due.

                "Collateral Information" shall mean, with respect to each Purchased Loan, the information set forth in Exhibit VII attached hereto.

                "Collateral Type Grouping" shall mean, with respect to the Eligible Loans, any of the alphabetical groupings of Eligible Loans listed in Schedule I-A attached to this Annex I.

                "Collection Period" shall mean with respect to the Remittance Date in any month, the period beginning on but excluding the Cut-off Date in the month preceding the month in which such Remittance Date occurs and continuing to and including the Cut-off Date immediately preceding such Remittance Date.

                "Commitment Expiration Date" shall mean the Initial Commitment Expiration Date or the Extended Commitment Expiration Date (if the Commitment Expiration Date is extended as provided in Section 3(m) of this Annex I), as applicable.

                "Consolidated Tangible Net Worth" means, as of any date of determination, the consolidated stockholders' equity of Sponsor as shown on is balance sheet as of that date less the stockholders' equity of the Sponsor Mortgage Subsidiary and less the aggregate amount of goodwill and other assets subject to classification as "intangible assets."

                "Consolidated Total Indebtedness" means as of any date of determination, all Indebtedness of Sponsor and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP, after eliminating intercompany items; provided, however, that for purposes of defining "Consolidated Total Indebtedness" the term "Indebtedness" shall not include short term obligations consisting of accounts payable within 60 days, Indebtedness of the Sponsor Mortgage Subsidiary for which none of Sponsor or other Subsidiaries have any personal liability, or the portion of nonrecourse Indebtedness of Subsidiaries of Sponsor that is allocable to the owners of minority interests in such Subsidiaries, based on such owners' percentage interests in such Subsidiaries, provided that such owners are not Affiliates of Sponsor.

                "Credit Agreement" shall mean that certain Third Amended and Restated Revolving Credit Agreement dated as of November 27, 2002, among Sponsor and certain of its Subsidiaries, the lenders named therein, and Bank of America, N.A., as Administrative Agent, Guaranty Bank, as Syndication Agent, and Fleet National Bank and U.S. Bank, National Association, as Co-Documentation Agents, with Banc of America Securities LLC, as sole Lead Arranger and Sole Book Manager.

                "Credit Loss" shall mean with respect to any Purchased Loan, (1) any reduction in the underwritten debt service coverage ratio as determined by Buyer (giving effect to any reserves) for the real property securing directly or indirectly such Purchased Loan (including for purposes of this calculation, such loan and any loan junior to or pari passu with such loan and secured, directly or indirectly, by the related property) to below the lesser of (x) 1.05x or (y) if the underwritten debt service coverage for such real property as determined by Buyer was less than l.05x on the Purchase Date for such Purchased Loan, such lesser underwritten debt service coverage ratio which is set forth in the Confirmation for such Purchased Loan, (2) any monetary default or other material default by the borrower under the Purchased Loan which is not cured within the applicable grace period, if any, provided for such cure under the applicable loan documents for the Purchased Loan, or (3) any loss in value of such Purchased Loan as determined by Buyer in the exercise of its good faith business judgment.

                "Custodial Agreement" shall mean the Custodial Agreement, dated on or about the date hereof, by and among the Custodian, Seller and Buyer, as amended, modified and in effect from time to time.

                "Custodial Delivery" shall mean the form executed by Seller in order to deliver the Purchased Loan Schedule and the Purchased Loan File to Buyer or its designee (including the Custodian) pursuant to Section 7 of the Agreement, a form of which is attached hereto as Exhibit IV.

                "Custodian" shall mean Wachovia Bank, National Association, or any successor Custodian appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).

                "Cut-off Date" shall mean the second Business Day preceding each Remittance Date.

                "Debt" means, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to purchase securities, loan or other property which arise out of or in connection with the sale of the same or substantially similar securities, loans or property, including without limitation the obligations of Seller under the Agreement and under any and all other repurchase agreements, (vi) all obligations of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a lien on any asset of such Person to the extent of the fair market value of such asset, whether or not such Debt is assumed by such Person, and
        (viii) all Debt of others guaranteed by such Person to the extent such Debt represents a liability of such Person.

                "Default" shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

                "Deficit Cure Amount" shall mean, with respect to the Purchased Loans in any Collateral Type Grouping as of any date, the amount (expressed in dollars) obtained by dividing (i) the Repurchase Price of such Purchased Loans as of such date by (ii) the "Original Purchase Percentage" for such Collateral Type Grouping, as set forth in Schedule I-A attached to this Annex I.

                "Depository" shall mean Wachovia Bank, National Association, or any successor Depository appointed by Buyer and (provided no Event of Default exists) reasonably satisfactory to Seller.

                "Depository Agreement" shall have the meaning set forth in
        Section 3(b) of this Annex I.

                "Diligence Materials" shall mean the Preliminary Due Diligence Package together with the Supplemental Due Diligence List.

                "Draft Appraisal" shall mean a short form appraisal, "letter opinion of value," or any other form of draft appraisal acceptable to Buyer.

                "Draw Fee" shall have the meaning specified in Section 3(f) of this Annex I.

                "Early Repurchase Date" shall have the meaning specified in
        Section 3(d) of this Annex I.

                "Eligible Account" shall mean a segregated custodial account which is either: (i) an account maintained with Depository, or (ii) an account maintained with a depository institution or trust company which has been approved by Buyer and Seller in writing.

                "Eligible Loans" shall mean any of the following types of loans, which loans are acceptable to Buyer in the exercise of its good faith business judgment and are secured directly or indirectly by a property that is a multifamily, retail, office, warehouse, healthcare or hospitality property (or any other property type acceptable to Buyer) and is located in the United States of America, its territories or possessions, and which would not, if the same became Purchased Loans, cause any non-compliance or non-conformity with the Facility Limits:

                        (i) performing Whole Loans which satisfy the following criteria:

                                (a) the ratio of loan to value determine by Buyer for the real property securing directly such loan (including for purposes of this calculation, such loan and any loan senior to, junior to or pari passu with such loan and secured, directly or indirectly, by the related property) does not exceed 85%; and

                                (b) the underwritten debt service coverage ratio as determined by Buyer (giving effect to any reserves) for the real property securing directly such loan (including for purposes of this calculation, such loan and any loan senior to, junior to or pari passu with such loan and secured directly or indirectly, by the related property) is not less than 1.20x.

                        (ii) Junior Participation Interests in performing commercial mortgage leans secured by first liens in multifamily and commercial real property which satisfy the following criteria:

                                (a)     the ratio of total loan to value
                        determined by Buyer for the real property securing indirectly such loan (including for purposes of this calculation, such loan and any loan senior to, junior to or pari passu with such loan and secured, directly or indirectly, by the related property) does not exceed 80% (or 85% if the purchase of such Junior Participation Interest is part of a Greenwich Transaction); and

                                (b) the underwritten debt service coverage ratio as determined by Buyer (giving effect to any reserves) for the real property securing indirectly such loan (including for purposes of this calculation, such loan and any loan senior to, junior to or pari passu with such loan and secured, directly or indirectly, by the related property) is not less than 1.15x.

                        (iii) performing Mezzanine Loans which satisfy the following criteria:

                                (a)     the ratio of total loan to value
                        determined by Buyer for the real property securing indirectly such loan (including for purposes of this calculation, such loan and any loan senior to, junior to or pari passu with such loan and secured, directly or indirectly, by the related property) does not exceed 85%; and

                                (b) the underwritten debt service coverage ratio at origination as determined by Buyer (giving effect to any reserves) for the real property securing indirectly such loan (including for purposes of this calculation, such loan and any loan senior to, junior to or pari passu with such loan and secured, directly or indirectly, by the related property) is not less than 1.10x; and

                        (iv) any other Whole Loan, Junior Participation Interest or Mezzanine Loan, or other financial transaction, which does not conform to the criteria set forth in clauses
                (i)-(iii) above, or other financial transaction, and Buyer elects in its sole discretion to purchase, in which case the criteria for the ratio of total loan to value and the underwritten debt service coverage ratio, and any modifications to the Facility Limits with respect to such loan or other transaction, shall be set forth in the related Confirmation for the Transaction under which such loan is purchased by Buyer.

                        Non-performing loans and loans secured by undeveloped land shall not be Eligible Loans.

                "Environmental Law" means any environmental law, ordinance, rule, regulation or order of a federal, state or local governmental authority, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.) and the regulations promulgated pursuant thereto.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Sections 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

                "Expanded Facility Amount" shall have the meaning specified in the definition of Facility Amount below.

                "Expanded Facility Modification" shall have the meaning specified in the definition of Facility Amount below.

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

                "Extended Commitment Expiration Date" shall have the meaning specified in Section 3(1).

                "Extension Conditions" shall have the meaning specified in
        Section 3(f) of this Annex I.

                "Extension Period" shall have the meaning specified in Section 3(f) of this Annex I.

                "Facility Amount" shall mean $100,000,000, subject to increase as set forth in the next sentence. The parties may increase the Facility Amount to up to $200,000,000 (the "Expanded Facility Amount") but only in the event each of Buyer and Seller enters into a written agreement modifying the Agreement in order to increase the Facility Amount (the "Expanded Facility Modification"), it being acknowledged and understood that each of Buyer and Seller may elect whether or not it will enter into such an amendment in its sole and absolute discretion. As of the Initial Commitment Commencement Date, an increase in the Facility Amount above $100,000,000 has not been approved by either Buyer or Seller.

                "Facility Limits" shall mean the "Facility Limits" set forth in
        Part II of Schedule I-A attached to this Annex I.

                "Filings" shall have the meaning specified in Section 6 of this Annex I.

                "Fitch" means Fitch, Inc.

                "GAAP" shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

                "Governmental Authority" shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Greenwich Transaction" shall mean any Transaction designated as a "Greenwich Transaction" in the related Confirmation, consisting of a Purchased Loan which was either initially acquired by Seller from Greenwich or an Affiliate of Greenwich or which is originated by Seller simultaneously with the origination by Greenwich or its Affiliate of the related Underlying Loan as part of a single combined loan closing for the simultaneous origination of such Purchased Loan and Underlying Loan.

                "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of the guaranteeing person (or any other Person [including any bank under any letter of credit] if the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation in favor of such other Person) guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds, (1) for the purchase or payment of any such primary obligations, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, however, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as reasonably determined by Sponsor in good faith, subject to Buyer's reasonable approval.

                "Guaranty" shall mean the Guaranty, dated as of the date hereof, from the Sponsor to the Buyer, of full and timely payment of all amounts due and performance of all obligations owed by Seller under the Agreement to the Buyer.

                "Hedging Transactions" shall mean, with respect to any or all of the Purchased Loans, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller, with Buyer or its Affiliates as counterparties or one or more other counterparties acceptable to the Buyer.

                "Indebtedness" of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade liabilities and other accounts payable and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices, which are not 60 days or more past due), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under financing leases and capital leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of Sponsor, Guarantee Obligations of Sponsor in respect of primary obligations of any Subsidiary), (g) all reimbursement obligations of such Person for letters of credit and other similar contingent liabilities, (h) all liabilities secured by any Lien (other than Liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (j) Senior Preferred Stock, (k) such Person's pro rata share of recourse debt of Special Investment Affiliates and any recourse loans where such Person is liable as a general partner or otherwise, and (l) all obligations to make advances and contributions to Investment Affiliates.

                "Indemnified Amounts" and "Indemnified Parties" shall have the meaning specified in Section 20 of this Annex I.

                "Initial Commitment Expiration Date" shall mean February 27,
        2004.

                "Initial Commitment Commencement Date" shall mean February 28, 2003.

                "Initial Scheduled Repurchase Date" shall mean February 27,
        2006.

                "Investment Affiliate" means any Person in which Sponsor, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of Sponsor on the consolidated financial statements of Sponsor.

                "Junior Participation Interest" shall mean a junior participation interest or a junior co-lender interest (such as a "B" noteholder's interest in an "A/B" loan structure in a commercial mortgage loan secured by a first lien in multifamily or commercial real property.

                "LIBOR" shall mean the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) calculated on each Pricing Rate Determination Date for the next Pricing Rate Period as equal to the rate for U.S. dollar deposits for a one month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Pricing Rate Determination Date; provided, however, that if such rate does not appear on Telerate Page 3750, "LIBOR" determined on each Pricing Rate Determination Date for the next Pricing Rate Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits are offered in immediately available funds in the London Interbank Market to the London office of National Westminster Bank, Plc (or its successors) by leading banks in the Eurodollar market at 11:00 a.m., London time, on the Pricing Rate Determination Date. "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). LIBOR determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is first displayed by such Service.

                "LIBO Rate" shall mean, with respect to any Pricing Rate Period pertaining to a Transaction, a rate per annum determined for such Pricing Rate Period (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) the LIBO Rate for such Pricing Rate Period multiplied by (b) the Statutory Reserve Rate.

                "LIBOR Transaction" shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the LIBO Rate.

                "Material Control Issues" shall have the meaning specified in
        Section 22(a).

                "Maximum Leverage Ratio" shall mean the maximum ratio of the Consolidated Total Indebtedness of Sponsor to the Consolidated Tangible Net Worth of Sponsor permitted hereunder, which shall be equal to (I) 2.75:1.00, except that (II) if the Credit Agreement is revised to provided for a maximum ratio of the Consolidated Total Indebtedness of Sponsor to the Consolidated Tangible Net Worth of Sponsor which is greater or less than the amount set forth in clause (I) above, the Maximum Leverage Ratio shall, subject to the proviso at the end of this sentence, be the maximum ratio of the Consolidated Total Indebtedness of Sponsor to the Consolidated Tangible Net Worth of Sponsor set forth in the Credit Agreement; provided, however, that in no event shall the Maximum Leverage Ratio under this Agreement decrease to less than 2.0625:1.00, or increase to more than 3.4375:1.00. Revisions to the Credit Agreement shall not be effective for purposes of the foregoing definition unless the revisions are made pursuant to a binding written amendment to the Credit Agreement executed and delivered by all required parties, and Buyer has received a certified copy of such amendment from Sponsor. Seller agrees to cause Sponsor to promptly provide any such amendments to the Credit Agreement to Buyer after execution and delivery of the same by the parties thereto.

                "Mezzanine Loan" means a loan secured by pledges of the entire equity ownership interests in entities that own directly or indirectly multifamily or commercial properties.

                "Mezzanine Note" shall mean a note or other evidence of Mezzanine Loan indebtedness.

                "Minimum Net Worth Amount" shall mean the minimum Consolidated Tangible Net Worth of Sponsor permitted hereunder, which shall be equal to (I) the sum of (a) $898,400,000, plus (b) an amount equal to 75 percent of the aggregate proceeds received by Sponsor in connection with any offering or issuance of Capital Stock of Sponsor after the November 27, 2002, plus (c) 80 percent of the consolidated retained earnings of Sponsor accrued after the November 27, 2002 (which accrued consolidated retained earnings shall be computed on a cumulative basis without deduction for any losses), except that (II) if the Credit Agreement is revised to provided for a minimum Consolidated Tangible Net Worth for Sponsor which is greater or less than the amount set forth in clause (I) above, the Minimum Net Worth Amount shall, subject to the proviso at the end of this sentence, be the minimum Consolidated Tangible Net Worth for Sponsor set forth in the Credit Agreement; provided, however, that in no event shall the Minimum Net Worth Amount under this Agreement decrease to an amount which is less than 75% of the amount set forth in clause
        (I) above, or increase to an amount more than 125% of the amount set forth in clause (I) above. Revisions to the Credit Agreement shall not be effective for purposes of the foregoing definition unless the revisions are made pursuant to a binding written amendment to the Credit Agreement executed and delivered by all required parties, and Buyer has received a certified copy of such amendment from Sponsor. Seller agrees to cause Sponsor to promptly provide any such amendments to the Credit Agreement to Buyer after execution and delivery of the same by the parties thereto.

                "Moody's" shall mean Moody's Investor Service, Inc.

                "Mortgage" shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first priority lien on or a first priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

                "Mortgage Note" shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

                "Mortgaged Property" shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

                "Mortgagor" shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage.

                "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and which is covered by Title IV of ERISA.

                "New Collateral" shall mean an Eligible Loan that Seller proposes to be included as Collateral.

                "Original Purchase Date" shall mean the date a Purchased Loan was purchased by Seller or its Affiliates from Buyer or its Affiliates.

                "Originated Collateral" shall mean any Collateral that is an Eligible Loan and whose Purchased Loan Documents were prepared by or on behalf of Seller.

                "Permitted Investments" means any one or more of the following obligations or securities having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

                (a) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America in each case denominated in dollars and maturing within one (1) year from the date of acquisition thereof;

                (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Farm Credit System, provided that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by any Rating Agency as an investment of funds backing securities rated "AAA" (or such comparable rating);

                (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued or guaranteed by, or placed with, and money market deposit accounts issued or offered by, any domestic office of any bank or trust company, savings and loan association or savings bank organized under the laws of the United States of America or any States thereof and maturing within one hundred eighty (180) days from the date of acquisition thereof, provided that, such depository institution or trust company has a combined capital and surplus and undivided profits of not less than $500,000,000 and is rated at least "A-2" by Standard & Poor's Ratings Services and "P-2" by Moody's Investors Services, Inc. in the note or commercial paper rating category;

                (d) general obligations of or obligations guaranteed by any State of the United States or any political subdivision thereof or the District of Columbia receiving the highest debt rating available for such securities by any Rating Agency;

                (e) commercial or finance company paper (including both non-interest- bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by any Rating Agency in its highest short-term unsecured debt rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by any such Rating Agency in its highest long-term unsecured debt rating category;

                (f) fully collateralized repurchase obligations with a term of not more than thirty (30) days with respect to any security described in subsections (a) or (b) above entered into with a depository institution or trust company (acting as principal) described in subsection (c) above;

                (g) such other obligations as are acceptable as Permitted Investments to Seller and Buyer, as indicated by their written approval thereof.

                "Person" shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

                "Plan" means an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of the Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of the Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

                "Portfolio Collateral" shall mean, collectively, all the Purchased Loans.

                "Portfolio Securities" shall mean, collectively, all Securities which are part of the Purchased Loan Documents.

                "Pre-Existing Collateral" shall mean any Collateral that is an Eligible Loan and is not Originated Collateral.

                "Preliminary Due Diligence Package" shall mean with respect to any New Collateral, a summary memorandum outlining the proposed transaction, including potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable buyer would consider material, together with the following due diligence information relating to the New Collateral to be provided by Seller to Buyer pursuant to the Agreement:

                        With respect to each Eligible Loan:

                        (i)     the Collateral Information;

                        (ii)    current rent roll, if applicable;

                        (iii)   cash flow pro-forma, plus historical
                information, if available;

                        (iv) description of the Mortgaged Property and the ownership structure of the borrower and the sponsor (including, without limitation, the board of directors, if applicable);

                        (v)     indicative debt service coverage ratios;

                        (vi)    indicative loan-to-value ratio;

                        (vii)   term sheet outlining the transaction generally;

                        (viii) Seller's Affiliate relationship with the Mortgagor, if any; and

                        (ix) with respect to any New Collateral that is Pre-Existing Collateral, a list that specifically and expressly identifies any Purchased Loan Documents that relate to such New Collateral but are not in Seller's possession; and

                        (x) any exceptions to the representations and warranties set forth in Exhibit VI to the Agreement.

                "Pricing Rate Determination Date" shall mean (a) in the case of the first Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period and (b) with respect to any subsequent Pricing Rate Period, the second (2nd) Business Day preceding the first day of the Pricing Rate Period.

                "Pricing Rate Period" shall mean, (a) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and including the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on the calendar day following each Remittance Date and ending on and including the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

                "Principal Payment" shall mean, with respect to any Purchased Loans, any payment or prepayment of principal or any proceeds of redemption received by the Depository in respect thereof.

                "Purchased Loan Borrower(s)" shall mean the Mortgagors, the borrower(s) and/or other obligor(s) for the repayment of the Purchased Loan(s) and payment and performance of the other obligations owed to the holder(s) of the Purchased Loan(s) under the applicable Purchased Loan Documents.

                "Purchased Loan Documents" shall mean, with respect to a Purchased Loan, the documents evidencing, securing and relating to such Purchased Loan or the collateral for the Purchased Loan.

                "Purchased Loan File" shall mean the documents specified as the "Purchased Loan File" in Section 7(e), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to the Agreement.

                "Purchased Loans" shall mean (i) with respect to any Transaction, the Eligible Loans sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Loans sold by Seller to Buyer and any Additional Collateral delivered by Seller to Buyer pursuant to Section 4(a) of this Annex I.

                "Purchased Loan Schedule" shall mean a schedule of Purchased Loans attached to each Trust Receipt and Custodial Delivery containing information substantially similar to the Collateral Information.

                "Relevant System" shall mean (a) The Depository Trust Company in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by Buyer.

                "Remittance Date" shall mean the first (1st) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day.

                "Requirement of Law" shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other governmental authority whether now or hereafter enacted or in effect.

                "Reset Date" shall mean, with respect to any Pricing Rate Period, the second Business Day preceding the first day of such Pricing Rate Period with respect to any Transaction.

                "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

                "SEC" shall mean the Securities and Exchange Commission, and any successor thereto.

                "Seller" shall mean DSHI Green, Inc., a Delaware corporation.

                "Seller's Differential Coverage Ratio" means for any period for which Buyer elects to make a determination of Seller's Differential Coverage Ratio, the following ratio:

                        (a) the excess of (1) all Income in respect of the
                Portfolio Collateral received by the Depository with respect to such period, exclusive, however, of any Principal Payments, over
                (2) all expenses incurred by Seller in any way attributable to such period which are not reimbursed by underlying borrowers or obligors unaffiliated with Seller with respect to the Portfolio Collateral in connection with the closing or the underlying loans and other transactions by which the Portfolio Collateral is created or administered, including without limitation servicing, overhead and administrative costs and expenses and interest on indebtedness, but excluding, however, any Price Differential paid to Buyer;

                        over

                        (b) the sum of the aggregate of the Price Differentials
                for all Transactions paid or payable to Buyer for such period.

                "Senior Preferred Stock" means the stated value of any preferred stock issued by Sponsor or any of its direct or indirect Subsidiaries which is not typical preferred stock but instead is both (i) redeemable by the holders thereof on any fixed date or upon the occurrence of any event and (ii) as to payment of dividends or amounts on liquidation, either guaranteed by Sponsor or any direct or indirect Subsidiary of Sponsor or secured by any property of Sponsor or any direct or indirect Subsidiary of Sponsor.

                "Servicing Agreement" has the meaning specified in Section
        22(b).

                "Servicing Records" has the meaning specified in Section 22(b).

                "Special Investment Affiliate" means an Investment Affiliate for the obligations of which any of Sponsor or its Subsidiaries has personal liability, as a general partner or otherwise.

                "Special-Purpose Entity" shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly and subject to the Agreement, the Portfolio Collateral, does not engage in any business unrelated to the Portfolio Collateral and the financing thereof, does not have any assets other than the Portfolio Collateral and the financing thereof, or any indebtedness other than as permitted by the Agreement, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person, separate and apart from any other Person and provides in its formation and organizational documents for the inclusion of at least one "independent director" on terms and conditions approved by Buyer. If the foregoing entity is a limited partnership or limited liability company,
        (i) its partnership agreement or limited liability company agreement (as applicable) shall provide that the partnership or limited liability company shall dissolve upon the withdrawal or dissolution of the last remaining general partner or managing member, but the partnership or limited liability company will not be dissolved if the remaining partners or members, within ninety (90) days, by majority vote elect to continue the partnership or limited liability company and appoint a new general partner or new managing member, and (ii) the partnership agreement or limited liability company agreement (as applicable) must provide that the dissolution and winding up or bankruptcy or insolvency filing of such partnership or limited liability company shall require the unanimous consent of all partners or members (including the affirmative vote of the independent directors).

                "Sponsor" shall mean LNR Property Corporation, a Delaware corporation.

                "Sponsor Mortgage Subsidiary" means a wholly-owned, single purpose Subsidiary of Sponsor that may be formed (or may have been formed) solely for the purpose of engaging in the mortgage banking business and incidental activities directly related thereto.

                "Sponsor Project" means any parcel of real property wholly owned in fee simple of record by Sponsor or any wholly-owned Subsidiary of Sponsor, or any leasehold estate in any parcel of real estate wholly-owned by Sponsor or any wholly-owned Subsidiary pursuant to a ground lease having a remaining term (including extensions of the term available pursuant to a renewal or extension option) of at least July 29, 2010, together with any and all improvements thereon, which is fully improved for use and operated as a commercial or industrial property (including multi-family residential, office, retail and warehouse properties), and with respect to which a certificate of occupancy or comparable authorization has been issued by the applicable governmental authority.

                "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Buyer or its Affiliates is or are subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve percentages shall include those imposed pursuant to such Regulation D. Transactions shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to Buyer under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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

                "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and
        (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                "Supplemental Due Diligence List" shall mean, with respect to any New Collateral, information or deliveries concerning the New Collateral that Buyer shall reasonably request in addition to the Preliminary Due Diligence Package.

                "Survey" shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the Collateral is located) survey of a Mortgaged Property prepared by a registered independent surveyor and in form and content satisfactory to Buyer and the company issuing the Title Policy for such Property.

                "Target Price" shall mean, with respect to any of the Purchased Loans as of any date, the amount (expressed in dollars) obtained by multiplying (i) the lesser of the Adjusted Par Value or Market Value of such Purchased Loans as of such date by (ii) the "Original Purchase Percentage" for the Collateral Type Grouping applicable to such Purchased Loans, as set forth in Schedule I-A attached to this Annex I.

                "Title Policy" shall have the meaning specified in paragraph 8 of the first paragraph of Exhibit VI.

                "Transaction Conditions Precedent" shall have the meaning specified in Section 3(b) of this Annex I.

                "Transaction Documents" shall mean, collectively, the Agreement, this Annex I, any other applicable Annexes to the Agreement, the Custodial Agreement, the Depository Agreement and all Confirmations executed pursuant to the Agreement and this Annex I in connection with specific Transactions.

                "Trust Receipt" shall have the meaning specified in the Custodial Agreement. "UCC" shall have the meaning specified in Section 6 of this Annex I.

                "Underlying Borrower(s)" shall mean the borrower(s) and/or other obligor(s) for the repayment of the Underlying Loan(s) and payment and performance of the other obligations owed to the holder(s) of the Underlying Loan(s) under the applicable Underlying Loan Documents.

                "Underlying Loan(s)" shall mean, with respect to any Purchased Loan secured directly or indirectly, through direct or indirect mortgages, deeds of trust or pledges of equity taken at various tiers of ownership interests or otherwise, by a real property or properties, each loan other than the Purchased Loan which is secured by a mortgage, deed of trust or equity pledge directly or indirectly in such real property or properties which is senior to the Purchased Loan.

                "Underwriting Issues" shall mean, with respect to any Collateral as to which Seller intends to request a Transaction, all material information that has come to Seller's attention that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially "negative" factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Loan Document(s)), to a reasonable institutional mortgage buyer in determining whether to originate or acquire the Collateral in question.

                "Whole Loan" shall mean a commercial mortgage loan secured by a first lien in multifamily and commercial real property.

        (b) The following capitalized terms shall have the respective meanings set forth below, in lieu of the meanings for such terms set forth in the Agreement:

                "Buyer's Margin Amount" shall mean, with respect to any Purchased Loan as of any date, the amount obtained by dividing the Repurchase Price for such Purchased Loan by the applicable Buyer's Margin Percentage.

                "Buyer's Margin Percentage" shall mean, with respect any Transaction as of any date, the "Buyer's Margin Percentage" specified for the applicable Collateral Type Grouping in Schedule I-A attached to this Annex I.

                "Confirmation" shall have the meaning specified in Section 3(b) of this Annex I.

                "Event of Default" shall have the meaning specified in Section 14 of this Annex I.

                "Market Value" shall mean, with respect to any Purchased Loans as of any relevant date, the lesser of (x) the market value for such Purchased Loans on such date, as determined by Buyer its sole judgment, exercised in good faith, based on the performance of the Purchased Loans, the Underlying Loans, the Purchased Loan Borrowers, the Underlying Borrowers and the real property or properties directly or indirectly securing such Underlying Loans and Purchased Loans, and (y) the par amount of such Purchased Loan; provided, that in the event of
        (i) any Collateral Bankruptcy Event, or (ii) the occurrence and continuance of any monetary default or other material default by the Purchased Loan Borrower which is not cured prior to the expiration of the applicable grace period, if any, provided for such cure under the applicable loan documents for the Purchased Loan (assuming, for purposes of this definition of Market Value, and in order to avoid a circumstance whereby the effect of this provision is avoided by virtue of non-assertion of the occurrence of a default, that written notice of such default is given to the borrower under the Purchased Loan at the time such monetary or other material default occurs or is discovered by Seller or Buyer), at Buyer's option, the Market Value of such Purchased Loan may be designated as zero. The Market Value of all Purchased Loans shall be determined by Buyer its sole judgment, exercised in good faith subject to the proviso in the preceding sentence, on each Business Day during the term of the Agreement, or less frequently from time to time if Buyer elects in its sole discretion.

                "Price Differential" shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Repurchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

                "Pricing Rate" shall mean, for any Pricing Rate Period with respect to any Transaction, an annual rate equal to the LIBO Rate for such Pricing Rate Period plus the relevant Applicable Spread for such Transaction; provided, that the Pricing Rate shall be the Alternative Rate for any Pricing Rate Period or portion thereof for which the Alternative Rate is provided to be used under either of, or both, Sections 3(g) and 3(h) of this Annex I.

                "Purchase Price" shall mean, with respect to any Purchased Loans, the price at which such Purchased Loans are transferred by Seller to Buyer on the applicable Purchase Date. The Purchase Price as of any Purchase Date for any Purchased Loans in a particular Collateral Type Grouping shall be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the lesser of (A) the lesser of the acquisition cost or the purchase price paid by Seller for such Purchased Loans (or, if the Purchased Loans proposed to be included in a Transaction are being or were acquired by Seller from the Sponsor or any Affiliate thereof, the lesser of the acquisition cost or the purchase price paid by the Sponsor or Affiliate for the same, if lower than that paid by Seller), or (B) the Market Value of such Purchased Loans (or, in the case of Purchased Loans, the par amount of Purchased Loans, if lower than Market Value), by (ii) the "Original Purchase Percentage" for such Collateral Type Grouping applicable to such Purchased Loans, as set forth in Schedule I-A attached to this Annex I.

                "Replacement Collateral" shall have the meaning specified in
        Section 14(b)(ii) of this Annex I.

                "Repurchase Date" shall mean the Initial Scheduled Repurchase Date; provided, however, that if all of the Extension Conditions described in Section 3(e) of this Annex I shall be timely satisfied, the Repurchase Date shall mean the first anniversary of the Initial Scheduled Repurchase Date.

                "Repurchase Price" shall mean, with respect to any Purchased Loans as of any date, the price at which such Purchased Loans are to be transferred from Buyer to Seller upon termination of the related Transaction; such price will be determined in each case as the sum of
        (a) the Purchase Price of such Purchased Loans, and (b) the Price Differential with respect to such Purchased Loans as of the date of such determination, minus (to the extent not previously applied to the amounts indicated in clauses (a) through (b) above) all Income and cash actually received by Buyer on account of the Repurchase Price in respect of such Transaction pursuant to Sections 4(a), 5(b), 5(c), 5(d) and 5(e) of this Annex I.

3.      INITIATION; CONFIRMATION; TERMINATION; FEES

        The provisions of Paragraph 3 of the Agreement are hereby modified and superseded in their respective entireties by the following provisions of this
Section 3:

        (a) On or after the Initial Commitment Commencement Date and prior to the Commitment Expiration Date and subject to the terms and conditions set forth in the Agreement (including, without limitation, the "Transaction Conditions Precedent" specified in Section 3(b) of this Annex I), an agreement to enter into a Transaction shall be made in writing at the initiation of Seller as provided below; provided, however, that the aggregate Repurchase Price (excluding the Price Differential with respect to the Purchased Loans as of the date of determination) for all Transactions shall not exceed the Facility Amount. Seller shall give Buyer written notice of each proposed Transaction and Buyer shall inform Seller of its determination with respect to any assets proposed to be sold to Buyer by Seller solely in accordance with Exhibit VIII attached hereto. Buyer shall have the right to review all proposed assets to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such assets as Buyer determines. Upon receipt of all Diligence Materials, Buyer shall advise Seller whether it will purchase the assets proposed to be sold to Buyer by Seller within five (5) Business Days. Buyer shall be entitled to make a determination, in the exercise of its sole discretion, that it shall not purchase any or all of the assets proposed to be sold to Buyer by Seller. On the Purchase Date for the Transaction which shall be not less than three (3) Business Days following the approval of an Eligible Loan by Buyer in accordance with this Section and Exhibit VIII hereto, the Purchased Loan shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller. On or prior to each Purchase Date, Seller shall deliver to Buyer an advance request in the form of Exhibit X attached hereto. To the extent Buyer enters into a Transaction with Seller with respect to a Purchased Loan which is an Eligible Loan of the type described in clause (iv) of the definition thereof (i.e., such Eligible Loan does not satisfy the characteristics described in clauses (i)-(iii) of the definition thereof), then such loan shall be deemed to be an Eligible Loan for all purposes of the Agreement.

        (b) At closing of a Transaction, provided each of the Transaction Conditions Precedent (as hereinafter defined) shall have been satisfied (or waived by Buyer), Buyer shall deliver to Seller a written confirmation in the form of Exhibit I attached hereto of each Transaction (a "Confirmation"). In the absence of execution and delivery by Buyer of a Confirmation for a proposed Transaction, Buyer shall under no circumstance be deemed to have agreed to enter into such Transaction. Such Confirmation shall describe the Purchased Loan(s) which shall be the subject of the proposed Transaction, shall identify Buyer and Seller, and shall set forth (i) the Purchase Date, (ii) the Purchase Price for such Purchased Loans, (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction (including the Applicable Spread) and (v) any additional terms or conditions not inconsistent with the Agreement With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each Reset Date for the next succeeding Pricing Rate Period for such Transaction. Buyer or its agent shall determine in accordance with the terms of the Agreement the Pricing Rate on 23 each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on the Reset Date. For purposes of this Section 3(b), the "Transaction Conditions Precedent" shall be deemed to have been satisfied with respect to any proposed Transaction if:

                (1) no Default or Event of Default under the Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction;

                (2) Seller shall have certified to Buyer in writing the acquisition cost of such Purchased Loan (including therein reasonable supporting documentation required by Buyer, if any);

                (3) the representations and warranties made by Seller in any of the Transaction Documents shall be true and correct in all material respects as of the Purchase Date for such Transaction;

                (4) Buyer shall have received the Diligence Materials and completed to Buyer's satisfaction its due diligence review and financial modeling with respect to the assets proposed to be sold to Buyer by Seller;

                (5) Buyer or the Custodian on behalf of Buyer shall have received the applicable Transaction documents and other documents and opinions specified in Section 7 of this Annex I;

                (6) Buyer shall have determined, in accordance with the applicable provisions of Section 3(a) of this Annex I, that the assets proposed to be sold to Buyer by Seller in such Transaction are Eligible Loans;

                (7) Seller shall have paid to Buyer the applicable Draw Fee due and payable with respect to the Transaction (which amount may be held back from funds remitted to Seller by Buyer);

                (8) none of the following shall have occurred and/or be continuing:

                        (i) an event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing mortgage securities or mortgage loans or an event or events shall have occurred resulting in Buyer not being able to finance any Transactions and/or Purchased Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

                        (ii) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

                        (iii) there shall have occurred a material adverse change in the "repo market" or comparable "lending market" or in the financial condition of Buyer which effects (or can reasonably be expected to effect) materially and adversely the ability of Buyer to fund its obligations under the Agreement;

                (9) the purchase by Buyer from Seller of the Purchased Loans shall be completed prior to the Commitment Expiration Date and shall not result in non-compliance with the Facility Limits or the aggregate of the Purchase Prices for all Transactions to exceed the Facility Amount; and

                (10) Seller shall have delivered to Buyer a due authorization, execution and enforceability opinion of Seller's counsel, in such form reasonably acceptable to Buyer, including an opinion that Buyer has a perfected security interest in such collateral as is the subject of the Transaction, subject to reasonable and customary exceptions, qualifications and assumptions.

        Notwithstanding anything to the contrary contained in the Agreement, in no event shall any Transaction hereunder be consummated until such time as Buyer has received all of the following (to the extent not delivered as of the Initial Commitment Commencement Date), each in form and substance reasonably satisfactory to Buyer: (i) the fully executed Custodial Agreement; and (iii) a control agreement with respect to the Cash Management Account executed by the Depository (the "Depository Agreement"); and (iv) organizational documents with respect to each of Seller and Sponsor.

        (c) Each Confirmation, together with the Agreement, including this Annex I, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date such Confirmation is received by Seller. An objection sent by Seller with respect to any Confirmation must state specifically that the writing is an objection, must specify the provision(s) of such Confirmation being objected to by Seller, must set forth such provision(s) in the manner that Seller believes such provisions should be stated, and must be received by Buyer no more than two (2) Business Days after such Confirmation is received by Seller. Seller shall execute a written acceptance accepting each Confirmation not objected to by Seller within the aforementioned two (2) Business Day period.

        (d) Provided no Event of Default exists and no unsatisfied Margin Call has been made, Seller shall be entitled to partially prepay a portion of the Repurchase Price with respect to one or more Purchased Loans, or terminate a Transaction on demand and repurchase the Purchased Loan subject to such Transaction on any Business Day prior to the Repurchase Date (an "Early Payment Date" as to any partial prepayment of the Repurchase Price for any Purchased Loan, and an "Early Repurchase Date" as to an early termination of a Transaction); provided, however, that Seller:

                (i) repurchases on such Early Repurchase Date the Purchased Loan subject to such Transaction, if Seller has elected to terminate such Transaction,

                (ii) notifies Buyer in writing of its intent to partially prepay the Repurchase Price for a Purchased Loan (including the specific Early Payment Date and the amount of the prepayment), or to terminate the Transaction and repurchase the Purchased Loan (including the specific Early Repurchase Date and identifying with particularity the Purchased Loan to be repurchased on such Early Repurchase Date), as applicable, no later than five (5) Business Days prior to such Early Repurchase Date or Early Payment Date, as applicable, and

                (iii) on such Early Repurchase Date (as to each Transactions which Seller has elected to terminate) pays to Buyer an amount equal to the sum of the Repurchase Price for the related Transaction and any other amounts payable under the Agreement (including, without limitation, Section 3(i) and Section 3(j) of this Annex I) with respect to such Transaction against transfer to Seller or its agent of the related Purchased Loan; and

                (iv) if a CF Sweep Event exists on any Early Repurchase Date or Early Payment Date, the repurchase of such Purchased Loan on such Early Repurchase Date or prepayment of such Purchased Loan on such Early Payment Date shall cause there to be no more CF Sweep Event, or Seller shall, simultaneously with the repurchase or prepayment of such Purchased Loan, prepay a portion of the Repurchase Price of one or more other Purchased Loans in an amount sufficient such that the CF Sweep Event shall no longer exist.

        (e) On the Repurchase Date (or applicable Early Repurchase Date), termination of the Transactions will be effected by transfer to Seller or its agent of the Purchased Loans and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 of this Annex I) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Provided no Event of Default has occurred and is continuing, all such transfers (and/or releases of security interests) shall be free and clear of all liens and security interests created by the Buyer in and to the interest of Buyer in the relevant Purchased Loans and Purchased Loan Files.

        (f) Notwithstanding the foregoing, if all of the Extension Conditions (as hereinafter defined) shall have been satisfied, the Repurchase Date shall mean and be extended with respect to all of the Transactions until, the first (1st) anniversary of the Initial Scheduled Repurchase Date (the "Extension Period"). For purposes of the preceding sentence, the "Extension Conditions" shall be deemed to have been satisfied if (i) Seller shall have given Buyer written notice, not more than sixty (60) days nor less than thirty
(30) days prior to the Initial Scheduled Repurchase Date, of Seller's desire to extend the Repurchase Date; and (ii) no Default or Event of Default under the Agreement shall have occurred and be continuing as of the Initial Scheduled Repurchase Date. During the Extension Period, on the Remittance Dates occurring in March, 2006, June, 2006 and September, 2006, Seller shall be required to prepay the Repurchase Price of all Transactions in part by paying to Buyer on each such Remittance Date 25% of the Repurchase Price which would have been payable with respect to each Transaction on the Initial Scheduled Repurchase Date had the Repurchase Date not been extended pursuant to this Section 3(e) (each such payment a "Quarterly Reduction Payment"); provided, however, that any Principal Payment made during the Extension Period which is paid to Buyer and applied to reduce the Repurchase Price of any Purchased Loans shall be credited against the amount of the next Quarterly Reduction Payment required to be paid by Seller and, if any Quarterly Reduction Payment is reduced to zero by virtue of such credits, shall be credited against the next subsequent Quarterly Reduction Payment due hereunder and so on until all Quarterly Reduction Payments have been made or credited in full. During the Extension Period, Buyer shall have no obligation to enter into any further Transactions for the purchase by Buyer of any Eligible Loans from Seller.

        (g) On each Purchase Date, Seller shall pay to Buyer a usage fee (the "Draw Fee") in an amount equal to 1% of the Purchase Price specified in the related Confirmation with respect to such Transaction, which Draw Fee for each such Transaction shall be deemed fully earned and nonrefundable on the Purchase Date for such Transaction. If the Facility Limit is increased above $100,000,000 pursuant to an Expanded Facility Modification, Seller shall additionally pay to Buyer on the date of execution and delivery of such Expanded Facility Modification a one-time commitment fee equal to 0.25% of the amount by which the Facility Limit is increased above $100,000,000, and thereafter, if and to the extent a Transaction is entered into which results in the total of all the Repurchase Prices for all outstanding Transactions exceeding $100,000,000, the Draw Fee for such Transaction shall be the sum of (i) 1% of that portion (if any) of the Purchase Price for such Transaction which, when aggregated with the total of all the Repurchase Prices for all other outstanding Transactions, amounts to the sum of $100,000,000, and (ii) 0.75% of the remaining portion of the Purchase Price for such Transaction.

        (h) If prior to the first day of any Pricing Rate Period with respect to any Transaction, (i) Buyer shall have determined (which determination shall be conclusive and binding upon Seller) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Rate Period, or (ii) the LIBO Rate determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to Buyer (as determined and certified by Buyer) of making or maintaining Transactions during such Pricing Rate Period, Buyer shall give telecopy or telephonic notice (followed by prompt written notice) thereof to Seller as soon as practicable thereafter. If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the Alternative Rate.

        (i) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to effect Transactions as contemplated by the Transaction Documents, (a) the commitment of Buyer hereunder to enter into new Transactions and to continue Transactions as such shall forthwith be canceled, and (b) the Transactions then outstanding shall be converted automatically to Alternative Rate Transactions, for which the Pricing Rate shall be the Alternative Rate, on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law. If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(j) of this Annex I.

        (j) Upon demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any net loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable attorneys' fees and disbursements) which Buyer may sustain or incur as a consequence of (i) default by Seller in terminating any Transaction after Seller has given a notice in accordance with Section 3(d) of a termination of a Transaction, or (ii) any payment of the Repurchase Price on any day other than a Remittance Date (including, without limitation, all Breakage Costs and any other actual loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from fees payable to terminate the deposits from which such funds were obtained). A certificate as to such costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller and shall be conclusive and binding on Seller in the absence of manifest error.

        (k) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

                        (i) shall subject Buyer to any tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Loan or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for changes in the rate of tax on Buyer's overall net income);

                        (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBO Rate hereunder; or

                        (iii)   shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable. If Buyer becomes entitled to claim any additional amounts pursuant to this Section 3(j), it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive and binding upon Seller in the absence of manifest error. This covenant shall survive the termination of the Agreement and this Annex I and the repurchase by Seller of any or all of the Purchased Loans.

        (l) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction. A certificate as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive and binding upon Seller in the absence of manifest error. This covenant shall survive the termination of the Agreement and this Annex I and the repurchase by Seller of any or all of the Purchased Loans.

        (m) The Commitment Expiration Date shall be the Initial Commitment Expiration Date; if provided that no Default or Event of Default has occurred and is then continuing, and Seller, not earlier than 60 days prior to the Initial Commitment Expiration Date and not later than 30 days prior to the Initial Commitment Expiration Date, makes a written request to Buyer for an extension of the Commitment Expiration Date, Buyer may at its sole option exercised in its sole discretion elect by written notice to Seller to extend the Commitment Expiration Date to be the date which is 364 days after the Initial Commitment Expiration Date (the "Extended Commitment Expiration Date"). The Initial Commitment Expiration Date shall not be extended as provided above unless and until Buyer makes such written election to extend, and it is understood and agreed that Buyer may grant or deny Seller's request for an extension of the Initial Commitment Expiration Date in Buyer's sole discretion. If so extended the Commitment Expiration Date shall thereupon mean the Extended Commitment Expiration Date.

        (n) Seller, on its behalf and on behalf of the Sponsor, agrees that Seller and Sponsor shall hire Greenwich Capital Markets, Inc. or another Affiliate of Buyer designed by it as the lead manager and bookrunner on any future collateralized debt obligation securitization transactions or similar capital markets transactions intended to finance any Purchased Loans or the repurchase thereof, and shall in good faith give strong consideration to Greenwich Capital Markets, Inc. and the applicable Affiliates of Buyer for the role of primary bookrunner in any such transactions, provided that the terms offered by Greenwich Capital Markets, Inc. shall be reasonably within prevailing market standards for such transactions.

4.      MARGIN MAINTENANCE

        (a) Paragraph 4(a) of the Agreement is hereby modified in its entirety to read as follows:

                                "(a) If at any time, either (i) the aggregate
                Market Value of any of the Purchased Loans shall be less than Buyer's Margin Amount for such Purchased Loans, respectively (a "Margin Deficit"), or (ii) a Credit Loss shall occur with respect to any Purchased Loans, then Buyer may by notice to Seller (a "Margin Call") require Seller to transfer to Buyer (A) cash or (B) additional collateral acceptable to Buyer in its sole and absolute discretion (such cash or additional collateral paid by Seller to Buyer is herein referred to as "Additional Collateral"), so that the sum obtained by adding the Market Value of each of the Purchased

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

                Loans plus such Additional Collateral shall equal or exceed the Deficit Cure Amount for such Purchased Loans, respectively, as of the same date (the foregoing amount of such Additional Collateral required to cure the Margin Deficit with respect to any Purchased Loan is herein referred to as the "Required Payment Amount" with respect to such Purchased Loan); provided, that Seller may with respect to any Purchased Loan subject to a Margin Call, in lieu of transferring Additional Collateral in the Required Payment Amount for such Purchased Loan to Buyer as aforesaid, prepay the Repurchase Price for such Purchased Loan by transferring cash in the amount of the Required Payment Amount to Buyer, accompanied by a written notice to Buyer requesting application of such amount to the Repurchase Price for such Purchased Loan as a prepayment thereof. Seller's failure to cure any Margin Deficit as required by the preceding sentence prior to expiration of the two (2) Business Day time period set forth in the first or second sentence, as applicable, of Paragraph 4(c) below shall constitute an Event of Default under the Transaction Documents and shall entitle Buyer to exercise its remedies under Section 15 of Annex I (including, without limitation, the liquidation remedy provided for in
                Section 15(iv) of Annex I)."

        (b) Paragraph 4(b) of the Agreement is hereby deleted in its entirety.

        (c) Paragraph 4(c) of the Agreement is hereby modified in its entirety to read as follows:

                                "(c) If any Margin Call is given by Buyer under
                Paragraph 4(a) of the Agreement, Seller shall transfer Additional Collateral as provided in Paragraph 4(a) by no later than two (2) Business Days after the giving of such notice. Notice required pursuant to Paragraph 4(a) of the Agreement may be given by any means of telecopier or telegraphic transmission and shall be delivered in accordance with the terms of the Agreement. The failure of Buyer on any one or more occasions, to exercise its rights under Paragraph 4(a) of the Agreement shall not change or alter the terms and conditions to which the Agreement is subject or limit the right of Buyer or Seller to do so at a later date. Buyer and Seller agree that any failure or delay by Buyer to exercise its rights under Paragraph 4(a) of the Agreement shall not limit such party's rights under the Agreement or otherwise existing by law or in any way create additional rights for such party."

        (d) Paragraph 4(d) of the Agreement is hereby modified in its entirety to read as follows:

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

                                "(d) Any Additional Collateral transferred to
                Buyer pursuant to Paragraph 4(a) of the Agreement with respect to any Purchased Loans shall be attributed to the Transaction relating to such Purchased Loans."

        (e) Paragraphs 4(e) and 4(f) of the Agreement are hereby deleted in their respective entireties.

5.      INCOME PAYMENTS AND PRINCIPAL PAYMENTS

        The provisions of Paragraph 5 of the Agreement are hereby modified and superseded in their respective entireties by the following provisions of this
Section 5:

        (a) The Cash Management Account shall be established at the Depository concurrently with the execution and delivery of the Agreement and this Annex I by Seller and Buyer. Buyer shall have sole dominion and control over the Cash Management Account. All Income in respect of the Portfolio Collateral, as well as any payments in respect of associated Hedging Transactions, shall be deposited directly into the Cash Management Account and shall be remitted by the Depository in accordance with the applicable provisions of Sections 5(b), 5(c), 5(d), 5(e), 5(f) and 15 of this Annex I.

        (b) So long as no Event of Default shall have occurred and be continuing, and subject to application in accordance with Section 5(d) of this Annex I in the event a CF Sweep Event with respect to any Purchased Loans shall have occurred, all Income (other than Principal Payments) received by the Depository in respect of the Portfolio Collateral and the associated Hedging Transactions during each Collection Period shall be applied by the Depository on the related Remittance Date as follows:

                (i) first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding as of such Remittance Date;

                (ii) second, to remit to Buyer an amount equal to any premium or accrued interest included in the Purchase Price for the Purchased Loans;

                (iii) third, if the Remittance Date is on or after the Initial Scheduled Repurchase Date, the remainder shall be applied as provided in
        Section 5(f) of this Annex I below; and

                (iv)    fourth, the remainder shall be remitted to Seller.

        (c) So long as no Event of Default shall have occurred and be continuing, any Principal Payment received by the Depository in respect of any Portfolio Collateral during each Collection Period shall be applied by the Depository on the related Remittance Date in the following order of priority:

                (i) first, to make a payment to Buyer on account the Repurchase Price of the Purchased Loans in respect of which such Principal Payment has been received, until the Repurchase Price for such Purchased Loans has been reduced to either (A) if the

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

        Remittance Date is prior to the Initial Scheduled Repurchase Date, the Target Price for such Purchased Loans, or (B) if the Remittance Date is on or after the Initial Scheduled Repurchase Date, zero;

                (ii) second, (A) to make a payment on account of the Repurchase Price of any other Purchased Loans as to which the Repurchase Price exceeds the Target Price (for this purpose, making such payment in the order of those Purchased Loans with the largest to smallest excess of Repurchase Price over Target Price), until the Repurchase Price for each of the Purchased Loans has been reduced to the Target Price for such Purchased Loans, respectively as of the date of such payment (as determined by Buyer after giving effect to such Principal Payment), and
        (B) if the Remittance Date is on or after the Initial Scheduled Repurchase Date, to make a payment from any amount remaining after the application under the foregoing clause (A) on account of the Repurchase Price of such other Purchased Loans pari passu until the aggregate Repurchase Price for all of such Purchased Loans has been reduced to zero; and

                (iii) third, as follows: (A) so long as no Event of Default shall have occurred and be continuing and no CF Sweep Event shall have occurred, the remainder of such Principal Payment shall prior to the Initial Scheduled Repurchase Date be remitted to Seller and from and after the Initial Scheduled Repurchase Date shall be applied as provided in Section 5(f) below; (B) if a CF Sweep Event shall have occurred, but no Event of Default shall have occurred and be continuing, the remainder of such Principal Payment shall be applied as provided in Section 5(d) of this Annex I below with respect to other Income; and (C) if an Event of Default shall have occurred and be continuing, the remainder of such Principal Payment shall be applied as provided in Section 5(e) of this Annex I below with respect to other Income.

        (d) If a CF Sweep Event with respect to one or more Purchased Loans shall have occurred, then until the Repurchase Price for each of such Purchased Loans has been reduced to the Target Price for such Purchased Loans, and so long as no Event of Default shall have occurred and be continuing, all Income (other than Principal Payments, except for the portion of each Principal Payment available for application pursuant to this Section 5(d) under the provisions of
Section 5(c)(iii)(B) of this Annex I above) received by the Depository in respect of the Portfolio Collateral and the associated Hedging Transactions shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Cash Management Account as follows:

                (i) first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Business Day; and

                (ii) second, to make payments on account of the Repurchase Price of each of the Purchased Loans as to which a CF Sweep Event shall have occurred (for this purpose, making such payment in the order of those Purchased Loans with the largest to smallest excess of Repurchase Price over Target Price), until the aggregate Repurchase Price for all of such Purchased Loans has been reduced to the aggregate Target Price for all of such

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

        Purchased Loans, respectively as of the date of such payment (as determined by Buyer after giving effect to such payment);

                (iii) third, if the Remittance Date is on or after the Initial Scheduled Repurchase Date, the remainder shall be applied as provided in
        Section 5(f) of this Annex I below; and

                (iv)    fourth, the remainder shall be remitted to Seller.

        (e) If an Event of Default shall have occurred and be continuing, all Income (including all Principal Payments) received by the Depository in respect of the Portfolio Collateral and the associated Hedging Transactions shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Cash Management Account as follows:

                (i) first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Business Day;

                (ii) second, to make a payment to Buyer pro rata on account of the Repurchase Price of the Purchased Loans until the Repurchase Price for all of the Purchased Loans has been reduced to zero; and

                (iii) third, to remit to Buyer an amount equal to any costs or expenses due and owing by Seller as of such Business Day; and

                (iv)    fourth, to remit to Seller the remainder.

        (f) Income to be applied on any Remittance Date under the foregoing provisions of this Section 5 in the manner set forth in this Section 5(f) shall be applied on such Remittance Date to remit to Buyer as a prepayment, of the Repurchase Price of all Purchased Loans pari passu until the aggregate Repurchase Price for all such Purchased Loans has been reduced to zero.

        (g) From and after the occurrence of an Event of Default, Buyer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts held by Buyer and any other obligations at any time owing to Buyer, to or for the credit or the account of Seller against any of or all the obligations of Seller now or hereafter existing under the Agreement irrespective of whether or not Buyer shall have made any demand under the Agreement (and without prior notice to Seller) and although such obligations may be unmatured, whereupon such obligations owing by Buyer or its Affiliates to Seller shall, to the extent (and only to the extent) of such set off actually made by Buyer, be discharged. The rights of Buyer under this Section are in addition to other rights and remedies (including other rights of setoff) which Buyer may have.

        (h) At the end of each Collection Period and prior to the Remittance Date for such Collection Period, Seller shall provide to Buyer (in electronic form with Depository's information contained therein) a statement and analysis of all Income for such period, indicating

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

the Purchased Loans to which each element of Income relates and the amounts constituting interest on each Purchased Loan, Principal Payments on each Purchased Loan and other Income. Upon Buyer's receipt and verification of the information contained in the statement and analysis of Income required above, Buyer agrees to direct the Depository to remit to Seller such amounts as Seller is entitled to pursuant to the applicable provisions of Sections 5(b), 5(c), 5(d), 5(e), 5(f) and 15 of this Annex I to the extent of funds on account, provided, in the event Buyer fails to approve or object to any such statement and analysis of Income within three (3) Business Days after receipt of such statement and analysis of Income, Buyer agrees, subject to the terms and provisions of Article 5 hereof, to disburse such funds in accordance with the statement and analysis of Income submitted by Seller. In the event Buyer disagrees with any statement and analysis of Income prepared by Seller, Buyer shall promptly provide Seller with written notice thereof and the parties shall cooperate in good faith to resolve the matters raised in Buyer's written objection. Seller and Buyer further agree that in the event any statement and analysis of Income contains any inaccurate information (or is otherwise incomplete), the parties will work together in good faith to correct any such incorrect or incomplete information, and any excess or deficiency of funds shall be disbursed and/or remitted, as applicable, to or by such party promptly upon receipt and verification of such corrected statement and analysis of Income.

6.      SECURITY INTEREST

        Paragraph 6 of the Agreement is hereby modified in its entirety to read as follows:

                Buyer and Seller intend that all Transactions hereunder be sales to Buyer of the Purchased Loans and not loans from Buyer to Seller secured by the Purchased Loans. However, in the event any such Transaction is deemed to be a loan, Seller hereby pledges all of its right, title, and interest in, to and under and grants a first priority lien on, and security interest in, all of the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the "Collateral") to Buyer to secure the payment and performance of all amounts or obligations owing to Buyer pursuant to the Agreement and the related documents described herein:

        (a) the Portfolio Securities, all "securities accounts" (as defined in Section 8-501 (a) of the UCC) to which any or all of the Portfolio Securities are credited and all "securities entitlements" (as defined in Section 8-102(a)(17) of the UCC) therein;

        (b) the Purchased Loans, Servicing Agreements, Servicing Records, insurance relating to the Purchased Loans, and all of Seller's "deposit accounts" (as defined in the UCC, including, without limitation, collection and escrow accounts) relating to the Purchased Loans;

        (c) the Cash Management Account and all monies from time to time on deposit in the Cash Management Account;

        (d) all "general intangibles" (including "payment intangibles"), "accounts," "chattel paper," "documents" and "instruments" as defined in the UCC relating to or constituting any and all of the foregoing;

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

        (e) all "supporting obligations" and "letter of credit rights" as defined in the UCC relating to or constituting any and all of the foregoing; and

        (f) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, tort claims, insurance claims and other rights to payments, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

                Buyer's security interest in the Collateral shall terminate only upon termination of Seller's obligations under the Agreement and the documents delivered in connection herewith and therewith. For purposes of the grant of the security interest pursuant to Paragraph 6 of the Agreement, the Agreement shall be deemed to constitute a security agreement under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "UCC"). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of any applicable jurisdiction, including the State of New York. In furtherance of the foregoing, (a) Seller, at its sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC-1 financing statements and continuation statements (collectively, the "Filings"), and shall forward copies of such Filings to Buyer upon completion thereof, and (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder).

7.      PAYMENT, TRANSFER AND CUSTODY

        The provisions of Paragraph 7 of the Agreement are hereby modified and superseded in their respective entireties by the following provisions of this
Section 7:

        (a) On the Purchase Date for each Transaction, ownership of the Purchased Loans shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation relating to such Transaction.

        (b) On or prior to the applicable Purchase Date, Seller shall deliver the related Portfolio Securities (if there are any) re-registered in the name of Buyer or other designee of Buyer in accordance with the Custodial Agreement and Buyer or its other designee shall have all rights of conversions, exchange, subscription and any other rights, privileges and options pertaining to such Portfolio Securities as the owner thereof, and in connection therewith, the right to deposit and deliver any and all of the Portfolio Securities with any committee, depositary transfer, agent, register or other designated agency upon such terms and conditions as Buyer may determine. The Portfolio Securities shall be held by Buyer or its designee, as exclusive bailee and agent for Buyer, either directly or through the facilities of a Relevant System, as "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC and 31 C.F.R.
Section 357.2) and credited to the "securities account" (as defined in Section 8-501(a) of the UCC) of Buyer. Buyer, as "entitlement holder" (as defined in
Section 8-102(a)(7) of the UCC) with respect to the Portfolio Securities, shall be entitled to receive all cash dividends and distributions paid in

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

respect thereof. Any such dividends or distributions with respect to the Portfolio Securities received by Seller shall be promptly remitted to the Cash Management Account.

        (c) With respect to Portfolio Securities (if any) that shall be delivered or held in uncertificated form and the ownership of which is registered on books maintained by the issuer thereof or its transfer agent, Seller shall cause the registration of such security or other item of investment property in the name of Buyer or its designee and at the request of Buyer, shall take such other and further steps, and shall execute and deliver such documents or instruments necessary in the reasonable opinion of Buyer, to effect a legally valid transfer to Buyer hereunder. With respect to Portfolio Securities (if any) that shall be delivered or held in definitive, certificated form, Seller shall deliver to Buyer or its designee (which shall be the Custodian initially) the original of the relevant certificate registered in the name of Buyer or its designee. Unless otherwise instructed by Buyer, any delivery of a security or other item of investment property in definitive, certificated form shall be made to the Custodian. With respect to Portfolio Securities that shall be delivered through a Relevant System in book entry form and credited to or otherwise held in a securities account, Seller shall take such actions necessary to provide instruction to the relevant financial institution or other entity, which instruction shall be sufficient if complied with to register the transfer of Portfolio Securities from Seller to Buyer or its designee. In connection with any account to which the Portfolio Securities are credited or otherwise held, Seller shall execute and deliver such other and further documents or instruments necessary, in the reasonable opinion of Buyer, to effect a legally valid transfer to Buyer hereunder. Any account to which the Portfolio Securities are credited or otherwise held shall be designated in accordance with the Custodial Agreement or such variation thereon as Buyer may direct. Any delivery of a Portfolio Security in accordance with this paragraph, or any other method acceptable to Buyer, shall be sufficient to cause Buyer to be the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC) with respect to the Portfolio Securities and, if the Transaction is recharacterized as a secured financing, to have a perfected first priority security interest therein. No Portfolio Securities, whether certificated or uncertificated, shall remain in the name, or possession, of Seller or any of its agents or in any securities account in the name of Seller or any of its agents.

        (d) As a condition to Buyer's purchase of any Purchased Loans involving any Securities, Seller shall deliver to Buyer on or prior to the Purchase Date with respect to such Securities:

                        (A) one or more officer's certificates with respect to the completeness of the documents delivered and one or more opinions of counsel as may be reasonably requested by Buyer,

                        (B) an instruction letter from Seller to the issuer of and/or trustee in respect of the Securities, as applicable, instructing the issuer and/or trustee, as applicable, to remit all sums required to be remitted to the holder of such Securities to the Depository or as otherwise directed in a written notice signed by Seller and Buyer, and

                        (C) any other documents or instruments necessary in the reasonable opinion of Buyer to consummate the transfer of such Securities to Buyer or, if such

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

        Transaction is recharacterized as a secured financing, to create and perfect in favor of Buyer a valid perfected first priority security interest in such Securities.

        (e) On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit IV. In connection with each sale, transfer, conveyance and assignment of a Purchased Loan, on or prior to each Purchase Date with respect to such Purchased Loan, Seller shall deliver or cause to be delivered and released to the Custodian the following original documents (collectively, the "Purchased Loan File"), pertaining to each of the Purchased Loans identified in the Custodial Delivery delivered therewith:

                With respect to each Purchased Loan which is a Whole Loan:

                (i) The original Mortgage Note bearing all intervening indorsements, indorsed "Pay to the order of _______________without recourse" and signed in the name of the last Indorsee (the "Last Indorsee") by an authorized Person (in the event that the Purchased Loan was acquired by the Last Indorsee in a merger, the signature must be in the following form: "[Last Indorsee], successor by merger to [name of predecessor]"; in the event that the Purchased Loan was acquired or originated by the Last Indorsee while doing business under another name, the signature must be in the following form: "[Last Indorsee], formerly known as [previous name]").

                (ii) The original of any guarantee executed in connection with the Mortgage Note (if any).

                (iii) The original Mortgage with evidence of recording thereon, or a copy thereof together with an officer's certificate of Seller certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                (iv) The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                (v) The original Assignment of Mortgage to Buyer or its designee, or in blank, as Buyer requires, for each Purchased Loan evidenced by a Mortgage Note secured by a Mortgage, in form and substance acceptable for recording and signed in the name of the Last Indorsee (in the event that such Purchased Loan was acquired by the Last Indorsee in a merger, the signature must be in the following form:
        "[Last Indorsee], successor by merger to [name of predecessor]"; in the event that such Purchased Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[Last Indorsee], formerly known as [previous name]").

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

                (vi) The originals of all intervening assignments of mortgage with evidence of recording thereon, or copies thereof together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                (vii) The original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment to issue the same.

                (viii) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Loan.

                (ix) The original assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an officer's certificate of Seller, certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                (x) The originals of all intervening assignments of assignment of leases and rents, if any, or copies thereof, with evidence of recording thereon.

                (xi) A copy of the UCC-1 financing statements, certified as true and correct by Seller, and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC-3 assignments from Seller to Buyer or its designee, which UCC-3 assignments shall be in form and substance acceptable for filing.

                (xii)   An environmental indemnity agreement (if any).

                (xiii)  An omnibus assignment in blank (if any).

                (xiv) A disbursement letter from the Mortgagor to the original mortgagee (if any).

                (xv)    Mortgagor's certificate or title affidavit (if any).

                (xvi) A survey of the Mortgaged Property (if any) as accepted by the title company for issuance of the Title Policy.

                (xvii)  A copy of the Mortgagor's opinion of counsel (if any).

                (xviii) An assignment of permits, contracts and agreements (if any).

                (xix) An assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the Mortgagor or its affiliates, with the counterparty's written consent to such assignment and agreement not to amend or modify

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

        the underlying cap or other interest rate protection agreement and to make all payments thereunder to Buyer as assignee.

                (xx)    A copy of the fully executed Intercreditor Agreement.

                (xxi)   A copy of any estoppel letter from the Mortgagor.

                (xxii)  A copy of the Purchase Agreement.

                (xxiii) Any other documents or instruments necessary in the reasonable opinion of Buyer to consummate the sale of such Purchased Loan to Buyer or required to be delivered under this Agreement or, if such Transaction is recharacterized as a secured financing, to create and perfect in favor of Buyer a valid perfected first priority security interest in such Purchased Loan.

        With respect to each Purchased Loan which is a Mezzanine Loan:

                (i) The original Mezzanine Note signed in connection with the Purchased Loan bearing all intervening indorsements, endorsed "Pay to the order of _______________ without recourse" and signed in the name of the Last Indorsee by an authorized Person (in the event that the Mezzanine Note was acquired by the Last Indorsee in a merger, the signature must be in the following form: "[Last Indorsee], successor by merger to [name of predecessor]"; in the event that the Purchased Loan was acquired or originated by the Last Indorsee while doing business under another name, the signature must be in the following form: "[Last Indorsee], formerly known as [previous name]").

                (ii) The original of the loan agreement and the guarantee, if any, executed in connection with the Purchased Loan.

                (iii) The original intercreditor or loan coordination agreement, if any, executed in connection with the Purchased Loan.

                (iv) The original security agreement executed in connection with the Purchased Loan.

                (v) Copies of all documents relating to the formation and organization of the borrower of such Purchased Loan, together with all consents and resolutions delivered in connection with such borrower's obtaining the Purchased Loan.

                (vi) All other documents and instruments evidencing, guaranteeing, insuring or otherwise constituting or modifying or otherwise affecting such Purchased Loan, or otherwise executed or delivered in connection with, or otherwise relating to, such Purchased Loan, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the underlying real property.

                (vii) The assignment of Purchased Loan sufficient to transfer to Buyer all of Seller's rights, title and interest in and to the Purchased Loan.

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

                (viii)  A copy of the borrower's opinion of counsel (if any).

                (ix) A copy of the UCC-1 financing statements, certified as true and correct by Seller, and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC-3 assignments from Seller to Buyer or its designee, which UCC-3 assignments shall be in form and substance acceptable for filing.

                (x) The pledge agreement and original certificates representing the pledged equity interests (if any).

                (xi) Stock powers relating to each pledged equity interest, executed in blank, if an original stock certificate is provided.

                (xii) Assignment of any management agreements, agreements among equity interest holders or other material contracts.

                (xiii) If no original stock certificate is provided, evidence satisfactory to Buyer that the pledged ownership interests have been transferred to, or otherwise made subject to a first priority security interest in favor of, Seller.

                (xiv) Copies of all loan documents and related closing documents pertaining to the closing of the senior indebtedness incurred or owed by the owner of the real property with respect to which the borrower of the Mezzanine Loan has pledged its ownership interests, whether directly or indirectly through intermediate entities, including without limitation the organizational documents of such owner, with an officer's certificate of Seller certifying that such documents represent true and correct copies of the originals.

                (xv) An assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the borrower under the Purchased Loan or its affiliates with respect to the Purchased Loan, with the counterparty's written consent to such assignment and agreement not to amend or modify the underlying cap or other interest rate protection agreement and to make all payments thereunder to Buyer as assignee.

                (xvi) An original servicing agreement, if any, executed in connection with the Purchased Loan.

                (xvii)  A copy of the Purchase Agreement.

                (xviii) A copy of the borrower's fee title insurance policy in respect of the mezzanine loan and a certified copy of the related survey.

                (xix) Any other documents or instruments necessary in the reasonable opinion of Buyer to consummate the sale of such Purchased Loan to Buyer or required to be delivered under this Agreement or, if such Transaction is recharacterized as a secured financing, to create and perfect in favor of Buyer a valid perfected first priority security interest in such Purchased Loan.

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

        With respect to each Purchased Loan which is a Junior Participation Interest (including a junior or "B" note):

                (i) Original counterparts, if available, and otherwise certified copies of all of the documents described above with respect to a Purchased Loan which is a Whole Loan.

                (ii) The original of any participation agreement, participation certificate, intercreditor agreement and/or servicing agreement executed in connection with the Purchased Loan.

                (iii) Copies of all loan documents and related closing documents pertaining to the closing of the senior indebtedness incurred or owed by the owner of the real property, including without limitation the organizational documents of such owner.

        With respect to each Purchased Loan which is of the type described in clause (iv) of the definition of Eligible Loan, any of the documentation referred to above in this Section 7(b) of Annex I which is determined by Buyer to be necessary to effectuate the sale, transfer, conveyance and assignment of such Purchased Loan.

        In addition, with respect to each Purchased Loan, Seller shall deliver an instruction letter from Seller to either the Mortgagor or the borrower under such Purchased Loan or the servicer with respect to such Purchased Loan, instructing the Mortgagor, the borrower or the servicer, as applicable, to remit all sums required to be remitted to the holder of such Purchased Loan under the loan documents to the Depository for deposit in the Cash Management Account or as otherwise directed in a written notice signed by Seller and Buyer, if Buyer so requires.

        From time to time, Seller shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Loan approved in accordance with the terms of the Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents as Buyer shall request from time to time. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer's certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver such original documents to the Custodian promptly when they are received. With respect to all of the Purchased Loans delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of
Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to (i) complete and record the Assignment of Mortgage, (ii) complete the endorsement of the Mortgage Note or Mezzanine Note and (iii) take such other steps as may be necessary or desirable to enforce Buyer's rights against such Purchased Loans and the related Purchased Loan Files and the Servicing Records, Buyer shall deposit the Purchased Loan Files representing the Purchased Loans, or direct that the Purchased Loan Files be deposited directly, with the Custodian. The Purchased Loan Files shall be maintained in accordance with the Custodial Agreement. Any Purchased Loan Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of

Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Loan File and the originals of the Purchased Loan File not delivered to Buyer or its designee. The possession of the Purchased Loan File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Loan, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Loan to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Loan File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Loans or is in connection with a repurchase of any Purchased Loan by Seller.

        (f) In the event that any portion of the Portfolio Collateral consists of or is secured by a letter of credit, Seller shall promptly, and in any event within two (2) Business Days after becoming a beneficiary thereunder, notify Buyer thereof and enter into a tri-party agreement with Buyer and the issuer and/or confirming bank with respect to the "letter-of-credit rights" (within the meaning of the UCC) assigning such letter-of-credit rights to Buyer and directing all payments thereunder to the Cash Management Account, all in form and substance satisfactory to Buyer. In the event that any portion of the Portfolio Collateral consists of "electronic chattel paper" (within the meaning of the UCC) or "transferable records" (within the meaning of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act), Seller shall take all steps necessary to grant Buyer control thereof.

8.      SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS

        The provisions of Paragraph 8 of the Agreement are hereby modified and superseded in their respective entireties by the following provisions of this
Section 8:

        (a) Title to all Purchased Loans shall pass to Buyer on the applicable Purchase Date subject to the terms and conditions of the Agreement, and Buyer shall have free and unrestricted use of all Purchased Loans. Nothing in the Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Loans or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Loans, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Loans to Seller pursuant to Section 3 of this Annex I or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 5 hereof.

        (b) Nothing contained in the Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Loans delivered to Buyer by Seller. Notwithstanding anything to the contrary in the Agreement or any other Transaction Document, no Purchased Loan shall remain in the custody of Seller or an Affiliate of Seller.

9.      SUBSTITUTION

        (a) Paragraph 9 of the Agreement ("Substitution") is hereby deleted in its entirety.

10.     REPRESENTATIONS

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

        (a)     In addition to the representations and warranties appearing in
Section 13 of this Annex 1 and elsewhere in the Agreement, Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Loans by Buyer from Seller and any Transaction thereunder and as of the date of the Agreement and at all times while the Agreement and any Transaction thereunder is in full force and effect:

                (i) Organization. Seller is duly organized, validly existing and in good standing under the laws and regulations of the state of Seller's organization and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller's business. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under the Agreement and the other Transaction Documents.

                (ii) Due Execution; Enforceability. The Transaction Documents have been duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors' rights generally and to equitable principles.

                (iii) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the formation, organizational or other governing documents of Seller, (ii) any contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or
        (iv) any applicable Requirement of Law. Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Portfolio Collateral and for the performance of its obligations under the Transaction Documents.

                (iv) Litigation: Requirements of Law. There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller, the Sponsor or any of their respective assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened against the Sponsor which may result in any material adverse change in the business, operations, financial condition, properties, or assets of Seller or the Sponsor, or which may have an adverse effect on the validity of the Transaction Documents or the Purchased Loans or any action taken or to be taken in connection with the obligations of Seller under any of the Transaction Documents. Seller is in compliance in all material respects with all Requirements of Law. Neither Seller nor the Sponsor is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

                (v) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Loans pursuant to any of the Transaction Documents.

                (vi) Good Title to Purchased Loans. Immediately prior to the purchase of any Purchased Loans by Buyer from Seller, such Purchased Loans are free and clear of any lien, encumbrance or impediment to transfer (including any "adverse claim" as defined in Section 8-102(a)(1) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Loans to Buyer and, upon transfer of such Purchased Loans to Buyer, Buyer shall be the owner of such Purchased Loans free of any adverse claim. In the event the related Transaction is recharacterized as a secured financing of the Purchased Loans, the provisions of the Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Collateral and Buyer shall have a valid, perfected first priority security interest in the Purchased Loans (and without limitation on the foregoing, Buyer, as entitlement holder, shall have a "security entitlement" to the Portfolio Securities).

                (vii) No Default. No Default or Event of Default exists under or with respect to the Transaction Documents.

                (viii) Representations and Warranties Regarding Purchased Loans; Delivery of Purchased Loan File. Seller represents and warrants to Buyer that each Purchased Loan sold hereunder and each pool of Purchased Loans sold in a Transaction hereunder, as of each Purchase Date for a Transaction conform to the applicable representations and warranties set forth in Exhibit VI attached hereto, except (a) as disclosed to Buyer in writing prior to the related Purchase Date for the Transaction in which such Purchased Loan is purchased by Buyer, and (b) for Greenwich Transactions, any matters arising from Buyer's origination and administration of the Purchased Loan prior to the Original Purchase Date. It is understood and agreed that the representations and warranties set forth in Exhibit VI hereto, if any, shall survive delivery of the respective Purchased Loan File to Buyer or its designee (including the Custodian). With respect to each Purchased Loan, the Mortgage Note or Mezzanine Note, the Mortgage (if any), the Assignment of Mortgage (if any) and any other documents required to be delivered under the Agreement and the Custodial Agreement for such Purchased Loan have been delivered to Buyer or the Custodian on its behalf. Seller or its designee is in possession of a complete, true and accurate Purchased Loan File

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

        with respect to each Purchased Loan, except for such documents the originals of which have been delivered to the Custodian.

                (ix) Adequate Capitalization: No Fraudulent Transfer. Seller has, as of such Purchase Date, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is presently, financially insolvent nor will Seller be made insolvent by virtue of Seller's execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

                (x) Consents. No consent, approval or other action of, or filing by Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

                (xi) Ownership. Seller does not have any stockholders, partner, members or other holders of ownership interests other than entities owned directly or indirectly by the Sponsor. Set forth on
        Exhibit IX attached hereto is a true, complete and correct ownership chart for the Seller and Sponsor.

                (xii) Organizational Documents. Seller has delivered to Buyer true, correct and complete copies of its formation, organizational and other governing documents, and of the Credit Agreement, together with all amendments thereto.

                (xiii) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Loans, (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Loans, and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Portfolio Securities.

                (xiv) Federal Regulations. Seller is not (A) an "investment company," or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended, or (B) a "holding company," or a "subsidiary company of a holding company," or an "affiliate" of either a "holding company" or a "subsidiary company of a holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                (xv) Taxes. Seller has filed or caused to be filed all tax returns which to the knowledge of Seller would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority; no tax liens have been filed against any of Seller's assets and, to Seller's knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.

                        (xvi) ERISA. Seller does not have any Plans or any ERISA Affiliates and makes no contributions to any Plans or any Multiemployer Plans.

                        (xvii) Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Seller or the Sponsor unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller or the Sponsor.

                        (xviii) Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                        (xix) Financial Information. All financial data concerning Seller and the Purchased Loans that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects and has been prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller or the Purchased Loans, or in the results of operations of Seller, which change is reasonably likely to have in a material adverse effect on Seller.

                        (xx) Selection Process. The Purchased Loans were selected from among the outstanding Portfolio Collateral owned by the Sponsor and its Affiliates as to which the representations and warranties set forth in the Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of Buyer.

                        (xxi) Chief Executive Office. On the date of the Agreement, Seller's chief executive office and principal place of business is located at c/o LNR Property Corporation, 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

        (b) On the Purchase Date for any Transaction, Seller shall be deemed to have made all of the representations set forth in Section 10(a) of this Annex I as of such Purchase Date.

11.     NEGATIVE COVENANTS OF SELLER

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

        On and as of the date hereof and each Purchase Date and until the Agreement and this Annex I are no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:

        (a) take any action which would directly or indirectly impair or adversely affect Buyer's title to the Purchased Loans;

        (b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Loans (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Loans (or any of them) with any Person other than Buyer;

        (c) create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Loans, except as described in Paragraph 6 of the Agreement;

        (d) create, incur or permit to exist any lien, encumbrance or security interest in or on any of the other Collateral subject to the security interest granted by Seller pursuant to Paragraph 6 of the Agreement;

        (e) modify or terminate any of the organizational documents of Seller;

        (f) consent or assent to any amendment or supplement to, or termination of, any note, loan agreement, mortgage or guaranty relating to the Purchased Loans or other material agreement or instrument relating to the Purchased Loans other than in accordance with Section 22 of this Annex I;

        (g) admit any additional members, partners, shareholders or other holders of ownership interest in Seller, or suffer or permit any pledge or encumbrance of any membership or other ownership interest in Seller, other than a pledge of the stock in Seller as security for the Sponsor's revolving credit facility;

        (h) after the occurrence and during the continuation of any Default or Event of Default, make any distribution, payment on account of, or set apart assets for any equity or ownership interest of Seller, or for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect to any equity or ownership interest of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller;

        (i) file a financing statement, or an amendment or termination statement with respect to a financing statement, except as approved by Buyer in each instance; or

        (j) dissolve or liquidate, in whole or in part, or consolidate or merge with or into any other entity.

12.     AFFIRMATIVE COVENANTS OF SELLER

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

        (a) Seller shall promptly notify Buyer of any material adverse change in its business operations and/or financial condition; provided, however, that nothing in this Section 12 shall relieve Seller of its obligations under the Agreement.

        (b) Seller shall provide Buyer with copies of such documents as Buyer may request evidencing the truthfulness of the representations set forth in Section 10.

        (c) Seller (1) shall defend the right, title and interest of Buyer in and to the Collateral against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (2) shall, at Buyer's request, take all action reasonably necessary to ensure that Buyer will have a first priority security interest in the Purchased Loans in the event such Transactions are recharacterized as secured financings.

        (d) Seller shall notify Buyer and the Depository of the occurrence of any Default or Event of Default with respect to Seller as soon as possible but in no event later than the second (2nd) Business Day after obtaining actual knowledge of such event.

        (e) Seller shall promptly (and in any event not later than two (2) Business Days following receipt) deliver to Buyer any information with respect to the Portfolio Collateral as may be reasonably requested by Buyer from time to time.

        (f) Seller will permit Buyer or its designated representative to inspect Seller's records with respect to the Collateral and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof; provided, however, that Seller shall only bear the cost of one such inspection per year of the term of the Agreement.

        (g) If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Portfolio Securities, or otherwise in respect thereof, Seller shall accept the same as Buyer's agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, duly endorsed by Seller to Buyer, if required, together with an undated bond power covering such certificate duly executed in blank to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Loans shall be received by Seller, to the extent otherwise required by the Agreement, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.

        (h) At any time from time to time upon request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of the Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, filing such Uniform Commercial Code financing statements as Buyer may reasonably request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument, negotiable document, certificated security or chattel paper, such note, instrument, document, security or chattel paper shall be immediately delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be held as Collateral pursuant to the Agreement, and the documents delivered in connection herewith. Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (1) indicate the Collateral (i) as all assets of Seller or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Seller is an organization, the type of organization and any organization identification number issued to Seller, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Seller agrees to furnish any such information to Buyer promptly upon request. Seller also ratifies its authorization for Buyer to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

        (i) Seller shall provide Buyer with the following financial and reporting information:

                        (i) As soon as available and in any event within the earlier of (a) 3 Business Days after Sponsor files its Form 10-Q with the SEC or (b) 60 days after the last day of each of the first three calendar quarters, Sponsor's unaudited consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter (accompanied by Sponsor's and Seller's calculations, with such supporting information as Buyer shall reasonably require, of Consolidated Total Indebtedness and Consolidated Tangible Net Worth) in each case presented fairly in accordance with GAAP and certified as being true and correct by an officer's certificate in the form attached hereto as Exhibit XI;

                        (ii) As soon as available and in any event within the earlier of (a) 3 Business Days after Sponsor files its Form 10-K with the SEC or (b) 120 days after the last day of each calendar year, Sponsor's audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized independent certified public accounting firm consented to by Buyer;

                        (iii) Within 45 days after the last day of each calendar quarter, an officer's certificate in the form attached hereto as Exhibit XI from Seller addressed to Buyer certifying that, as of such calendar month, (x) Seller is in compliance with all of the terms, conditions and requirements of the Agreement, and (y) no Event of Default exists;

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                        (iv)    To the extent received from the Purchased Loan
                Borrower or Underlying Borrowers under the Purchased Loans (or otherwise coming within the possession or control of Seller or an Affiliate), within 45 days after the last day of each calendar quarter, any and all property level financial information with respect to the Purchased Loans that is in the possession or control of Seller or an Affiliate, or such other information as may be mutually determined and agreed upon in writing by both Buyer and Seller, including, without limitation, rent rolls and income statements; and

                        (v) Within 15 days after each month end, a monthly reporting package containing all information set forth on
                Exhibit III attached hereto.

        (j) Seller shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

        (k) Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

        (l) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay and discharge all taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

        (m) Seller will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Seller for its own account and will furnish Buyer, upon request by Buyer or its designated representative, with information reasonably obtainable by Seller with respect to the Collateral and the conduct and operation of its business.

        (n) Seller shall provide Buyer with access to operating statements, the occupancy status and other property level information, with respect to the Mortgaged Properties, plus any such additional reports as Buyer may reasonably request.

        (o) Seller hereby covenants and agrees that all interest and original issue discount received or accrued with respect to the Portfolio Collateral shall be treated as portfolio interest within the meaning of Sections 871(h) and 881(c) of the Internal Revenue Code, as amended, and no amount will be required to be deducted from any remittance on the Portfolio Collateral on account of withholding tax or otherwise, [to be discussed]

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13.     SPECIAL PURPOSE ENTITY

        (a) Seller hereby represents and warrants to Buyer, and covenants with Buyer, that as of the date hereof and so long as any of the Transaction Documents shall remain in effect:

        (b) It is and shall remain solvent and pay its debts and liabilities (including employment and overhead expenses), if any, from its own assets as the same shall become due.

        (c) It has complied and will comply with the provisions of its Certificate of Incorporation (as hereinafter defined), bylaws and other governing documents, as such documents may be amended from time to time.

        (d) It will do all things necessary to observe corporate formalities and to preserve its existence.

        (e) It has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, its shareholders and any other Person, (except to the extent consolidation is required under GAAP principles consistently applied as in effect from time to time or as a matter of law) and it will file its own tax returns (except to the extent consolidation is required or permitted under applicable law).

        (f) It is, and will at all times, hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, and not hold itself out or its Affiliates out as a division of the other.

        (g) It has not owned and will not own any property or any other assets other than the Purchased Loans, loans made to Sponsor as permitted under this Agreement, cash and its interest under any associated Hedging. Transactions, the Transaction Documents and any and all agreements and documents relating to the Purchased Loans and any loan made to Sponsor as permitted hereunder.

        (h) It has not engaged and will not engage in any business except as contemplated under Section 3 of the Certificate of Incorporation of Seller dated March ___, 2003 ("Certificate of Incorporation").

        (i) It has not entered into, and will not enter into, any contract or agreement with any of its Affiliates except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with Persons other than such Affiliate.

        (j) It has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) obligations under the Transaction Documents and any Hedging Transactions; (B) provided no Event of Default exists, loans and advances from the Sponsor to Seller from time to time (provided Sponsor enters into a subordination and standstill agreement satisfactory to Buyer with respect thereto; the parties acknowledge and agree that the form of subordination and standstill agreement attached hereto as
Exhibit XII is satisfactory); (C) customary

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

representations, warranties, indemnities and other agreements in connection with the origination, acquisition, servicing, collection, enforcement, financing, participation, securitization, sale or other disposition of the Purchased Loans and any loan made to Sponsor as permitted under and in accordance with the terms of this Agreement; (D) obligations under zoning and other governmental regulations, rules, prohibitions and ordinance and proposed restrictions, covenants, conditions, limitations, easements, rights-of-way and other matters existing of public record or proposed to be recorded or filed in the future governing or affecting mortgaged real property or that may otherwise require the consent of or joinder by a mortgagee, and (E) unsecured trade payables, in an aggregate amount not to exceed $200,000 at any one time outstanding, incurred in the ordinary course of originating, acquiring, owning, servicing, collecting, enforcing, financing, securitizing, selling and disposing of the Purchased Loans; provided, however, that any such trade payables incurred by Seller shall be paid within 90 days of the date incurred.

        (k) It has not made and will not make any loans or advances to any other Person, other (i) than Eligible Loans that are offered to become Purchased Loans under the terms of this Agreement, and (ii) loans and advances to Sponsor from time to time from excess cash flow otherwise available for distribution by Seller to its shareholders, so long as no Event of Default exists, and shall not acquire obligations or securities of any other Person other than Eligible Loans.

        (l) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

        (m) It will not seek its dissolution, liquidation or winding up, in whole or in part, or consent to any Change of Control or consolidate or merge with any other Person.

        (n) It will not commingle its funds and other assets with those of any of its Affiliates or any other Person.

        (o) It has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person.

        (p) It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.

        (q) It shall not take, nor consent to its shareholder or any direct or indirect parent thereof taking with respect to Seller, any of the following actions: (i) dissolve or liquidate, in whole or in part; (ii) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity; (iii) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of Seller or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of

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

any of the foregoing; (v) without the prior written consent of Buyer, which consent shall not be unreasonably withheld, amend the provisions of Section 3 or
Section 9 of Seller's Certificate of Incorporation or fail to advise Buyer of any other amendment to Seller's Certificate of Incorporation or the bylaws of Seller or other governing documents of Seller; (vi) enter into any transaction with an Affiliate not in the ordinary course of Seller's business; or (vii) consent to its shareholder withdrawing as the sole equity owner of Seller.

        (r) It has and shall have no liabilities, contingent or otherwise, other than those permitted under this Agreement, under the terms of any Hedging Transaction or any loan made to Seller by Sponsor as permitted hereunder and those normal and incidental to the acquisition, origination, ownership, management, servicing, administration, collection, enforcement, financing, securitization, sale and disposition of the Purchased Loans and any loan made to a Sponsor as permitted under this Agreement.

        (s) It has conducted and shall conduct its business consistent in all material respects with the requirements of Section 3 and Section 9 of the Certificate of Incorporation.

        (t)     It shall not maintain any employees.

        (u) Upon request by Buyer, it shall promptly amend its formation, organizational and other governing documents to reflect the provisions of this
Section 13.

14.     EVENTS OF DEFAULT; REMEDIES

        Paragraph 11 of the Agreement is hereby deleted and replaced with the following provisions of this Section 14 and the provisions of Section 15 of this Annex I below:

        Each of the following shall constitute an "Event of Default" under the Agreement and this Annex I:

                (i) Either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Portfolio Collateral, or (B) if a Transaction is recharacterized as a secured financing, the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Loans;

                (ii) in the event that the Buyer or any of its Affiliates is a party to any Hedging Transaction and a default or breach occurs thereunder on the part of Seller or any of its Affiliates which results in the early termination of such Hedging Transaction or otherwise is not cured within the cure period for such default or breach provided under the terms and conditions of such Hedging Transaction;

                (iii) failure of Buyer to receive on any Remittance Date the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (including, without limitation, in the event the Income paid or distributed on or in respect of the Purchased Loans into the Cash Management Account is

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

        insufficient to make such payment and Seller does not make such payment or cause such payment to be made);

                (iv) failure of Buyer to receive the Repurchase Price for any Purchased Loans on the date the same is due under the Agreement (whether on the Repurchase Date, Early Repurchase Date or otherwise as provided herein);

                (v) failure of Seller to make any other payment (i.e., a payment of a type not specified in any other clause of this Section 14) owing to Buyer which has become due, whether by acceleration or otherwise under the terms of the Agreement which failure is not remedied within the applicable period (in the case of a failure pursuant to Paragraph 4) or five Business Days after written notice from Buyer to Seller (in the case of any other such failure);

                (vi) any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller, which suspension has a material adverse effect on the financial condition or business operations of Seller, taken as a whole;

                (vii) Buyer shall have determined, in the exercise of its good faith business judgment, (A) that there has been a material adverse change in the business, operations, corporate structure or financial condition, creditworthiness or prospects, taken as a whole, of either of Seller or Sponsor; (B) that Seller or Sponsor will not meet or has breached any of its obligations under any Transaction pursuant to any of the Transaction Documents; or (C) that a material adverse change in the financial or legal condition of Seller or Sponsor may occur due to the pendency or threatened pendency of a material legal action against Seller or Sponsor;

                (viii)  a Change of Control shall have occurred;

                (ix) an Act of Insolvency shall have occurred with respect to Seller or Sponsor;

                (x) any representation made by Seller to Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

                (xi) Sponsor shall have defaulted or failed to perform under the Guaranty;

                (xii) a final judgment or judgments by any competent court(s) in the United States of America for the payment of money in an aggregate amount (as to all such outstanding judgments) greater than $250,000 (in the case of Seller) or $5,000,000 (in the case of Sponsor) shall have been rendered against Seller or Sponsor, and remained undischarged or unpaid for a period of thirty (30) days, during which period execution of such judgment is not effectively stayed;

                (xiii) if Seller shall breach or fail to perform any of the terms, covenants, obligations or conditions of the Agreement, other than as specifically otherwise referred to in this definition of "Event of Default", and such breach or failure to perform is not

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

        remedied within five (5) Business Days after notice thereof to Seller from Buyer or its successors or assigns or, as to any breach or failure to perform which by its nature cannot be remedied with the payment of money and which is capable of being cured within thirty (30) days after the occurrence such breach or failure but not within five (5) Business Days, such longer period of time as is reasonably necessary to effectuate a cure, not to exceed thirty (30) days after notice of such breach or failure is given to Seller by Buyer, so long as Seller is diligently acting to remedy such breach or failure during such period of cure;

                (xiv) Buyer shall have determined, in the exercise of its good faith business judgment, that Seller's Differential Coverage Ratio is less than 1.50:1.00;

                (xv) if the ratio of the Consolidated Total Indebtedness of Sponsor to the Consolidated Tangible Net Worth of Sponsor shall exceed the Maximum Leverage Ratio;

                (xvi) if the Consolidated Tangible Net Worth of Sponsor shall at any time be less than the Minimum Net Worth Amount;

                (xvii) Seller or Sponsor shall have defaulted or failed to perform under any other note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default (A) involves the failure to pay a matured obligation or matured obligations aggregating (among all such matured obligations in excess of $250,000 (in the case of Seller) or $5,000,000 (in the case of Sponsor), or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction, or Seller or Sponsor shall breach any covenant or condition, shall fail to perform, admits its inability to perform or state its intention not to perform its obligations under any Transaction or in respect of any repurchase agreement, reverse repurchase agreement, securities contract or derivative transaction with any party.

15.     REMEDIES

        If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:

                (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the "Accelerated Repurchase Date")

                (ii) If Buyer exercises or is deemed to have exercised the option referred to in Section 15(i) of this Annex I:

                        (A) Seller's obligations hereunder to repurchase all Purchased Loans shall become immediately due and payable on and as of the Accelerated Repurchase Date; and

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

                        (B) to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Depository or Seller from time to time pursuant to Section 5 of this Annex I and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Section 15(iii) of this Annex I); and (C) the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents than held by the Custodian relating to the Purchased Loans,

                (iii) Upon the occurrence of an Event of Default with respect to Seller, Buyer may (A) immediately sell, at a public or private sale at such price or prices as Buyer may deem satisfactory any or all of the Purchased Loans or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give Seller credit for such Purchased Loans in an amount equal to the Market Value of such Purchased Loans against the aggregate unpaid Repurchase Price for such Purchased Loans and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Loans effected pursuant to this Section 15(iii) shall be applied, (w) first, to the costs and expenses incurred by Buyer in connection with Seller's default; (x) second, to consequential damages, including, but not limited to, costs of cover and/or Hedging Transactions, if any; (y) third, to the Repurchase Price; and (z) fourth, to any other outstanding obligation of Seller to Buyer or its Affiliates.

                (iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid. In view of the nature of the Purchased Loans, the parties agree that liquidation of a Transaction or the Purchased Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Loans, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Loans on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

                (v) Seller shall be liable to Buyer for (A) the amount of all expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller, (B) consequential damages, including, without limitation, all costs incurred in connection with covering

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

        transactions or Hedging Transactions, and (C) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default with respect to Seller.

                (vi) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Loans against all of Seller's obligations to Buyer, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency.

                (vii) Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

                (viii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Loans, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

                (ix) To the extent that applicable law imposes duties on Buyer to exercise remedies in a commercially reasonable manner, Seller acknowledges and agrees that it is not commercially unreasonable for Buyer (i) to fail to incur expenses reasonably deemed significant by Buyer to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Persons obligated on Collateral or to remove liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature,
        (vi) to contact other Persons, whether or not in the same business as Seller, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by

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        utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment,
        (xi) to purchase insurance or credit enhancements to insure Buyer against risks of loss, collection or disposition of Collateral or to provide to Buyer a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Buyer, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Buyer in the collection or disposition of any of the Collateral. Seller acknowledges that the purpose of this
        Section 15(ix) is to provide non-exhaustive indications of what actions or omissions by Buyer would not be commercially unreasonable in Buyer's exercise of remedies against the Collateral and that other actions or omissions by Buyer shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 15(ix). Without limitation upon the foregoing, nothing contained in this Section 15(ix) shall be construed to grant any rights to Seller or to impose any duties on Buyer that would not have been granted or imposed by the Agreement or by applicable law in the absence of this Section 15(ix).

                (x) Buyer shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, Seller, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the obligations of Seller hereunder or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Buyer shall not be required to marshal the Collateral or any guarantee of the obligations of Seller hereunder or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder or under any other document or instrument executed in connection herewith shall be cumulative. To the extent it may lawfully do so, Seller absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Buyer, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by the Agreement, or otherwise.

                (xi) Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose, after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of the Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest so long as any Transaction remains outstanding.

                (xii) In addition to any rights and remedies of Buyer provided by the Agreement and by law, the Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller, upon any amount becoming due and payable by Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits,

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

        indebtedness, liabilities or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer to or for the credit or the account of Seller, in which case the amount due by Buyer to or for the credit or the account of Seller will be discharged by Seller to the extent so set-off by Buyer.

16.     NOTICES AND OTHER COMMUNICATIONS

        The provisions of Paragraph 13 of the Agreement are hereby modified and superseded in their respective entireties by the following provisions of this
Section 16:

        All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery,
(b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified in Annex II hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (d) in the case telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

17.     NON-ASSIGNABILITY

        The provisions of Paragraph 15 of the Agreement are hereby modified and superseded in their respective entireties by the following provisions of this
Section 17:

        (a) The rights and obligations of the parties under the Transaction Documents and under any Transaction shall not be assigned by either party without the prior written consent of the other party, provided, however, that Buyer may assign its rights and obligations under the Transaction Documents and/or under any Transaction, without the prior written consent of Seller.

        (b) Buyer shall be entitled to issue one or more participation interests with respect to any or all of the Transactions.

        (c) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

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18.     GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

        (a) The Agreement (including this Annex I) shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

        (b) Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

        (c) The parties hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 18 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

        (d) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE AGREEMENT (INCLUDING THIS ANNEX I), ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

19.     NO RELIANCE

        Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

        (a) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents.

        (b) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

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

        (c) it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

        (d) it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation; and

        (e) it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

20.     INDEMNITY

        Seller hereby agrees to indemnify Buyer, Buyer's designee and each of its officers, directors, employees and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by the Agreement and the documents delivered in connection herewith, other than income taxes of Buyer), fees, costs, expenses (including reasonable attorneys fees and disbursements) or disbursements (all of the foregoing, collectively "Indemnified Amounts") which may at any time (including, without limitation, such time as the Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, the Agreement or any Transactions thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party or, with respect to any Purchased Loan which is the subject of a Greenwich Transaction, for or in connection with any matters arising from events which occurred prior to the Original Purchase Date for such Purchased Loan. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Buyer's gross negligence or willful misconduct or, with respect to any Purchased Loan which is the subject of a Greenwich Transaction, any matters arising from events which occurred prior to the Original Purchase Date for such Purchased Loan. In any suit, proceeding or action brought by Buyer in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Loan, Seller will save, indemnify and hold Buyer harmless from and against all expense (including, without limitation, reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any

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

obligation thereunder or arising out of any other agreement, indebtedness or liability at any time (such time being limited to any time after the Original Purchase Date with respect to Greenwich Transactions, however) owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer's costs and expenses incurred in connection with Buyer's due diligence reviews with respect to the Purchased Loans (including, without limitation, those incurred pursuant to Section 21) and the enforcement or the preservation of Buyer's rights under the Agreement or any Transaction contemplated hereby, including without limitation the reasonable fees and disbursements of its counsel. Seller hereby acknowledges that, the obligation of Seller hereunder is a recourse obligation of Seller.

21.     DUE DILIGENCE

        Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Loan Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession or under the control of Seller, any other servicer or subservicer and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Loan Files and the Purchased Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Loans. Buyer may underwrite such Purchased Loans itself or engage a third party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall reimburse Buyer for any and all out-of-pocket costs and expenses reasonably incurred by Buyer in connection with Buyer's activities pursuant to this Section 21, including, without limitation, reasonable attorneys' fees and expenses.

22.     SERVICING

        (a) Notwithstanding the purchase and sale of the Purchased Loans hereby, Seller shall continue to service or cause the Purchased Loans to be serviced for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Loans prior to the Repurchase Date pursuant to Section 8, Buyer's assigns. Seller shall service or cause the Purchased Loans to be serviced in accordance with Accepted Servicing Practices approved by Buyer and maintained by other prudent mortgage lenders with respect to mortgage loans similar to the Purchased Loans. Notwithstanding anything contained in the Agreement to the contrary, Seller shall not take any of the following actions without the express written consent of Buyer

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("Material Control Issues"): (i) any waiver or release of any material right, condition or benefit under any Purchased Loan; (ii) take any action to foreclose and/or enforce any remedies with respect to any Purchased Loan; (iii) amend or modify, or approve the amendment or modification of, any material terms or provisions of any Purchased Loan or any loan documents, securitization documents or other agreements respecting the same; or (iv) take any other action which would materially modify or materially and adversely affect or impair any Purchased Loan.

        (b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements (the "Servicing Agreements"), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loans (the "Servicing Records") so long as the Purchased Loans are subject to the Agreement. Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Loans and all Servicing Records it may have to secure the obligation of Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

        (c) Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Loans on a servicing released basis or (ii) terminate Seller or any sub-servicer of the Purchased Loans with or without cause, in each case without payment of any termination fee. Notwithstanding any provision of the Agreement to the contrary, upon the occurrence of an Event of Default, Buyer shall have sole control over all decisions, approvals or determinations made with respect to the servicing and administration of the Purchased Loans and the exercise of all rights and remedies with respect to the Purchased Loans and the related loan and securitization documents evidencing and securing the Purchased Loans.

        (d) Seller shall not employ sub-servicers (other than Lennar Partners Inc., for so long as it remains an Affiliate of Sponsor) to service the Purchased Loans without the prior written approval of Buyer. If the Purchased Loans are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the Servicing Agreements in the Purchased Loans to Buyer.

        (e) Seller shall cause any sub-servicers engaged by Seller to execute a letter agreement with Buyer acknowledging Buyer's security interest and agreeing that it shall deposit all Income with respect to the Purchased Loans in the Cash Management Account.

        (f) The payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and the Agreement, and Seller shall cause Lennar Partners Inc. to enter into an acknowledgement and agreement for the benefit of Buyer acknowledging such subordination, and confirming the amount and terms of its servicing fees.

        (g) Upon the occurrence of any Collateral Bankruptcy Event, any failure of any Purchased Loan Borrower to make any required payment of principal, interest or other amounts due under such Purchased Loan, or any failure of any Purchased Loan Borrower to otherwise to

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perform fully any material covenants or other obligations under any of the related loan documents within any applicable grace period, Seller shall promptly notify Buyer in writing, by e-mail and by fax. Upon the prior written approval or direction of Buyer, Seller (or Buyer at Buyer's option) shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all actions under the related loan documents evidencing and securing the Purchased Loan in preparation for Buyer to realize upon the underlying collateral. Except as otherwise provided in written instructions delivered to Seller by Buyer, Seller shall not obtain or cause Buyer to obtain title to any Mortgaged Property or other collateral securing such Purchased Loan as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, any Mortgaged Property or other collateral directly or indirectly securing such Purchased Loan, if, as a result of any such action, Buyer would be considered to hold title to, to be a "mortgagee in possession" of, or to be an "owner" or "operator" of, such Mortgaged Property or other collateral directly or indirectly securing such Purchased Loan within the meaning of any federal, state or local law, rule, regulation or statute (including, without limitation, any Environmental Laws) or a "discharger or responsible party" thereunder. In the event that title to any of the Mortgaged Properties or other collateral securing such Purchased Loan is acquired by Buyer or Persons designated by Buyer or by a third party at a foreclosure or trustee's sale, the servicing rights of Seller with respect to such Purchased Loan shall terminate, unless Buyer shall have agreed or directed in writing that Seller shall continue to perform servicing with respect to any such Mortgaged Property or other collateral.

23.     MISCELLANEOUS

        (a) Time is of the essence under the Transaction Documents and all Transactions thereunder and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in the Transaction Documents.

        (b) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in the Agreement, Buyer shall have all rights and remedies of a secured party under the Uniform Commercial Code.

        (c) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        (d) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

        (e) Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer's reasonable out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder. Seller agrees to pay Buyer on demand all costs and expenses (including reasonable expenses for legal services of

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every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Loans, or any actual or attempted sale, or any exchange, enforcement, collection; compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Cash Management Account and registering the Collateral in the name of Buyer or its nominee. All such expenses shall be recourse obligations of Seller to Buyer under the Agreement.

        (f) Each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

        (g) The parties acknowledge and agree that although they intend to treat each Transaction as a sale of the Purchased Loans, in the event that such sale shall be recharacterized as a secured financing, this Annex I shall also serve as a security agreement with respect to Buyer's rights in the Collateral. In order to secure and to provide for the prompt and unconditional repayment of the Repurchase Price and the performance of its obligations under the Agreement, Seller hereby pledges to Buyer and hereby grants to Buyer a first priority security interest in all of its rights in the Purchased Loans. Buyer may without Seller's execution, consent or approval, and Seller hereby covenants that it shall at Buyer's request duly execute any Form UCC-1 financing statements as may be required by Buyer in order to perfect its security interest created hereby in such rights and obligations granted above, it being agreed that Seller shall pay any and all fees required to file such financing statements.

        (h) The Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

        (i) The parties understand that the Agreement is a legally binding agreement that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of the Agreement and that it is satisfied with its legal counsel and the advice received from it.

        (j) Should any provision of the Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of the Agreement.

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        (k)     The parties recognize that each Transaction is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

        (l) Any notice, acknowledgment, statement or certificate (including, without limitation, any Confirmation) given by Buyer to any Seller shall be effective as, and shall be deemed to be, a notice, acknowledgment, statement or certificate given to each and every Seller. Buyer may, without necessity of any inquiry, rely solely upon any notice, acknowledgment, statement or certificate of any of (1) any Seller or (2) any authorized representative of Seller set forth on Exhibit II or otherwise designated by any Seller from time to time, as constituting the joint and several statement and certificate of each and every Seller fully authorized by each and every Seller. Any disbursements of funds to Seller provided for in Article 5 of this Annex I or otherwise in the Agreement or the Transaction Documents shall be deemed properly made to Seller if disbursed to any Seller or its designee.

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        IN WITNESS WHEREOF, the parties have executed this Annex I as of the
28th day of February, 2003.

                                                   BUYER:

                                                   GREENWICH CAPITAL FINANCIAL
                                                   PRODUCTS, INC.

                                                   By:    /s/ Steven K. Palmer
                                                          ----------------------
                                                   Name:  Steven K. Palmer
                                                   Title: Senior Vice President

                                                   SELLER:

                                                   DSHI GREEN, INC.,
                                                   a Delaware corporation

                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------

        IN WITNESS WHEREOF, the parties have executed this Annex I as of the 28th day of February, 2003.

                                                   BUYER:

                                                   GREENWICH CAPITAL FINANCIAL
                                                   PRODUCTS, INC.

                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------

                                                   SELLER:

                                                   DSHI GREEN, INC.,
                                                   a Delaware corporation

                                                   By:    /s/ Mark T. Briggs
                                                          ----------------------
                                                   Name:  MARK T. BRIGGS
                                                   Title: VICE PRESIDENT

                                                   GREENWICH CAPITAL FINANCIAL
                                                   PRODUCTS, INC.

                                                   By:    /s/ Steven K. Palmer
                                                          ----------------------
                                                   Name:  Steven K. Palmer
                                                   Title: Senior Vice President

AGREED AND ACKNOWLEDGED:
_________, a ___________

By:
      ------------------------
Its:
      ------------------------

                                        2